RALSTON PURINA RETIREMENT PLAN
                 (as amended and restated as of January 1, 1999)

























                                                  restated as of January 1, 1999
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                                TABLE OF CONTENTS
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
ARTICLE I - DEFINITIONS
Section 1.1C Accrued Benefit
Section 1.1B Actuarial Equivalent
Section 1.1C Affiliated Company
Section 1.2 Annual Earnings
Section 1.2A Annuity Starting Date                                                                       3
Section 1.2B Applicable Interest Rate                                                                    3
Section 1.2C Applicable Mortality Table
Section 1.3 Average Annual Earnings                                                                      3
Section 1.4 Beneficiary
Section 1.5 Board of Directors
Section 1.5A Cash Balance Account                                                                        3
Section 1.5B Cash Balance Benefit                                                                        4
Section 1.6 Code                                                                                         4
Section 1.7 Commonly Controlled Entity
Section 1.8 Company
Section 1.9 Credited Service
Section 1.9A Employment Commencement Date
Section 1.9B Adjusted Employment Commencement Date
Section 1.9C Re-employment Commencement Date
Section 1.9D Hour of Service
Section 1.9E Period of Service
Section 1.9F Severance from Service Date
Section 1.9G Period of Severance
Section 1.9H Maternity or Paternity Absence
Section 1.9I Service Spanning.
Section 1.9J Re-employment.
Section 1.9K Leave of Absence
Section 1.9L Family Medical Leave.
Section 1.9M Military Absence
Section 1.10 Deferred Retirement Date
Section 1.11 Early Retirement Date
Section 1.12 Employee
Section 1.12A Admin Employee
Section 1.12B Production Employee
Section 1.13 ERISA
Section 1.13A FAP Benefit                                                                                8
Section 1.14 Foreign Affiliate
Section 1.15 Investment Manager
Section 1.16 Leased Employee
Section 1.17 Normal Form
Section 1.18 Normal Retirement Date
Section 1.19 Participant
Section 1.19A Pension Benefit                                                                            9
Section 1.19B Pension Equity Benefit                                                                     9
Section 1.19C Periodic Interest Rate                                                                     9
Section 1.20 Plan
Section 1.21 Plan Administrator
Section 1.22 Plan Year
Section 1.23 Predecessor Plan
Section 1.23A Rehired Participant
Section 1.24 Retiree
Section 1.25 Social Security Benefit
Section 1.25A Social Security Covered Compensation
Section 1.26 Social Security Offset
Section 1.27 Social Security Retirement Age
Section 1.28 Temporary Employee
Section 1.29 Trustee or Trustees
Section 1.29A Year Of Credited Service
ARTICLE II - PARTICIPATION
Section 2.1 Prior Participants
Section 2.2 Enrollment
Section 2.3 Re-employment -- Service Credit
Section 2.3A -- Eligibility for Pension Benefit Provisions
Section 2.3B Re-employment -- Calculation of Accrued Benefit and Suspension of Benefits                 12
Section 2.4 Employees Covered by a Collectively Bargained Plan
Section 2.5 Employees Covered by Merged Plans
Section 2.6 Participation in Pension Equity Benefit
Section 2.7 Participation in Cash Balance Benefit                                                       13
ARTICLE III - CONTRIBUTIONS
Section 3.1 Employee Contributions
Section 3.2 Affiliated Company Contributions
ARTICLE IV - VESTING
Section 4.1 Vesting
Section 4.2 Years of Credited Service for Vesting
ARTICLE V - AMOUNT OF BENEFIT
Section 5.1 Normal Retirement Benefit
Section 5.2 Compliance With Code Section 401(a)(17)
Section 5.3 [Intentionally Omitted]
Section 5.4 Prior Service Guarantees
Section 5.5 Offset for Retirement Payments Required by Foreign Law
Section 5.6 Maximum Limitation on a Participant's Retirement Benefit
Section 5.7 Maximum Benefit if Participant Covered Under Both the Plan and a Defined
Contribution Plan For Play Years Beginning On Or Before December 31, 1999
ARTICLE VI - RETIREMENT BENEFITS
Section 6.1 Normal Retirement
Section 6.2 Deferred Retirement
Section 6.2A Suspension of Benefits
Section 6.3 Early Retirement
Section 6.4 Vested Deferred Retirement                                                                  23
Section 6.4A Vested Deferred Retirement                                                                 23
Section 6.5 Commencement of Retirement Benefits                                                         23
Section 6.6 Withdrawal of Contributions                                                                 23
Section 6.7 Inability to Locate Participants or Beneficiaries                                           24
ARTICLE VII - FORM OF RETIREMENT BENEFIT                                                                24
Section 7.1 Form of Benefit                                                                             24
Section 7.2 Qualified Joint and Survivor Annuity                                                        24
Section 7.2A Election Out of Qualified Joint and Survivor Annuity                                       24
Section 7.3 Optional Forms of Retirement Benefit                                                        25
Section 7.3A Option A                                                                                   25
Section 7.3B Option B                                                                                   26
Section 7.3C Option C                                                                                   26
Section 7.3D Social Security Adjustment Option                                                          26
Section 7.3E Pop-up Benefit                                                                             26
Section 7.3F Single Sum Payment                                                                         27
Section 7.4 Small Payments                                                                              27
Section 7.5 Direct Rollovers                                                                            28
Section 7.6 Restrictions on Benefits                                                                    28
ARTICLE VIII - DEATH BENEFITS                                                                           28
Section 8.1 Death Prior to Retirement                                                                   28
Section 8.2 Death After Retirement                                                                      29
Section 8.3 Election of Beneficiary                                                                     29
Section 8.4 Surviving Spouse's Benefit                                                                  29
Section 8.4A                                                                                            29
Section 8.4B                                                                                            29
Section 8.4C                                                                                            29
Section 8.5 Pension Equity and Cash Balance Death Benefit                                               30
Section 8.6 QPSA Provisions                                                                             30

ARTICLE IX - VESTED BENEFITS                                                                            31
Section 9.1 Return of Contributions                                                                     31
Section 9.2 Form of Benefit                                                                             31
Section 9.3 Surviving Spouse's Benefit Vested Terminated Participant                                    31
 Section 9.4 Cash Balance Account Death Benefit                                                         32

ARTICLE X - PERMANENT AND TOTAL DISABILITY BENEFIT                                                      32
Section 10.1 Permanent and Total Disability Defined                                                     32
Section 10.2 Vesting and Benefit Accrual During Periods of Disability                                   32
Section 10.3 Effect of Re-employment Upon Cessation of Disability                                       32
Section 10.4 Effect of Failure of Re-employment Upon Cessation of Disability                            32
Section 10.5 Physical Examination Requirements                                                          32
Section 10.6 Pension Equity Disability Benefit                                                          33
ARTICLE XI - CONTINENTAL BAKING COMPANY PROVISIONS                                                      33
Section 11.1 Application                                                                                33
Section 11.2 Definitions                                                                                33
Section 11.3 Normal Retirement Benefit for Former Participants in the CBC Plan                          35
Section 11.4 Early Retirement for Former Participants in the Continental Baking Company
Salaried Pension Plan                                                                                   35
Section 11.5 Transitional Early Retirement Benefit                                                      35
Section 11.6 Optional Benefit Amounts                                                                   36
Section 11.7 Change in Employment Status                                                                37
Section 11.7 Interstate Bakeries Provisions                                                             37
ARTICLE XII - EVEREADY BATTERY COMPANY PROVISIONS                                                       38
Section 12.1 Application                                                                                38
Section 12.2 Definitions                                                                                38
Section 12.3 Frozen Accrued Benefit                                                                     40
Section 12.4 Retirements After January 1, 1993                                                          41
Section 12.5 Optional Forms                                                                             42
Section 12.6 Surviving Spouse's Benefit of Active Participant                                           43
Section 12.7 Surviving Spouse's Benefit of Vested Terminated Participant                                44
Section 12.8 Disability Benefit                                                                         44
Section 12.9 Adjustment for Pension Equity Provisions                                                   44
ARTICLE XIII - PLAN ADMINISTRATION                                                                      44
Section 13.1 Plan Administrator                                                                         44
Section 13.2 Benefits Council                                                                           44
Section 13.3 Benefits Policy Board                                                                      44
Section 13.4 EBAIC                                                                                      45
Section 13.5 Authority and Duties of Various Fiduciaries                                                46
Section 13.6 Named Fiduciaries                                                                          47
Section 13.7 Delegation                                                                                 47
Section 13.8 Multiple Capacities                                                                        47
Section 13.9 Standard of Review                                                                         47
ARTICLE XIV - FUNDING                                                                                   48
Section 14.1 Funding.                                                                                   48
ARTICLE XV - RIGHTS OF AFFILIATED COMPANIES TO DISCONTINUE OR AMEND                                     48
Section 15.1 Right to Terminate the Plan.                                                               48
Section 15.2 Plan Amendment Procedure.                                                                  48
ARTICLE XVI - TERMINATION OF PLAN                                                                       49
Section 16.1 Plan Termination.                                                                          49
Section 16.2 Termination Restrictions.                                                                  49
Section 16.3 Rights of Affiliated Companies to Remaining Amounts.                                       51
ARTICLE XVII - TOP-HEAVY PROVISIONS                                                                     52
Section 17.1 Top-Heavy Determination.                                                                   52
Section 17.2 Valuation as of Determination Date.                                                        52
Section 17.3 Key Employee                                                                               52
Section 17.4 Vesting Requirements.                                                                      53
Section 17.5 Minimum Benefits                                                                           53
Section 17.6 Adjustment to Combination Defined Benefit Plan and Defined Contribution Plan Limitations   53
ARTICLE XVIII - PROVISIONS TO PREVENT DISCRIMINATION                                                    54
Section 18.1 Restrictions of Benefits Upon Plan Termination                                             54
Section 18.2 Restrictions on Distributions.                                                             54
Section 18.3 Purposes for Restriction                                                                   55
ARTICLE XIX - SPECIAL PROVISIONS                                                                        55
Section 19.1 No Right to Continued Employment                                                           55
Section 19.2 Payments and Liabilities Not Attributable to Affiliated Companies                          55
Section 19.3 Interpretation of Agreement                                                                55
Section 19.4 Required Participant Information                                                           55
Section 19.5 Participants' Mailing Addresses                                                            55
Section 19.6 Change of Status                                                                           56
Section 19.7 Transfers From Controlled Corporations Which Are Not Affiliated Companies                  56
Section 19.8 Transferred Employees and Payment Source                                                   56
Section 19.9 Plan Maintained for Exclusive Benefit of Participants                                      56
Section 19.10 Return of Employer Contributions                                                          56
Section 19.11 Employer Withholding                                                                      57
Section 19.12 Spinoff or Merger of Assets or Liabilities                                                57
Section 19.13 Merger, Consolidation or Transfer of Assets                                               57
Section 19.14 Agreement Binding Upon All Successors                                                     57
Section 19.15 Titles                                                                                    57
Section 19.16 Construction                                                                              57
Section 19.17 Severability                                                                              57
Section 19.18 Counterparts                                                                              58
Section 19.19 Non-Alienation of Retirement Benefits                                                     58
Section 19.20 Special Vesting of Participants who were Employees of Foodservices, Inc.                  58
Section 19.21 Special Provision for Female Employees with an Age Sixty (60) Normal
Retirement Date                                                                                         58
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                     RESTATED RALSTON PURINA RETIREMENT PLAN
                                 PLAN AND TRUST

                                 January 1, 1999



     WHEREAS, Ralston Purina Company (the "Company") previously established the Purina Retirement Plan for Sales, Administrative, and Clerical Employees (the
"Admin Plan") to provide retirement income benefits for eligible employees of Ralston Purina Company and its affiliates;

     WHEREAS,  Company  reserved  the  right to amend the Admin Plan pursuant to
Article  XV  thereof;

     WHEREAS, the Company has previously amended and restated the Admin Plan effective January 1, 1989;

     WHEREAS, the Company's Board of Directors authorized the merger of the Purina Retirement Plan for Production Employees (the "Production Plan"), a plan qualified under Code Section 401(a), into the Admin Plan effective September 30, 1996, and renamed the Admin Plan, the Ralston Purina Retirement Plan (the "Plan");

     WHEREAS, the Company desires to further amend and completely restate the Plan, to reflect (i) the merger of the Admin Plan and the Production Plan, effective September 30, 1996, (ii) the adoption of a "Pension Equity Benefit", and a "Cash Balance Account", as defined in Article V hereof, effective January 1, 1999, and (iii) other miscellaneous revisions.

     Except as otherwise explicitly provided in the Plan, the provisions of the Plan as so amended and restated, shall govern the rights and benefits of each Employee who terminates employment or retires on or after January 1, 1999. The rights and benefits, if any, of an Employee who retired or terminated employment before January 1, 1999 shall be determined in accordance with the provisions of the Plan applicable to that Employee as in effect on the date that the Employee retired or terminated employment, except as otherwise explicitly provided in the Plan.

     Now, THEREFORE, resolved that the Ralston Purina Retirement Plan is hereby amended and completely restated in its entirety conditioned on the receipt of a favorable determination by the Internal Revenue Service of the qualified status of the Plan, as follows:



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                             ARTICLE I - Definitions
Section  1.1A          Accrued  Benefit
Accrued Benefit means the sum of a Participant's accrued benefits calculated under the Plan provisions used to calculate the FAP Benefit, the Pension Equity Benefit, and the Cash Balance Benefit.

A Participant's Accrued Benefit under the plan provisions used to calculate the FAP Benefit is the FAP Benefit payable as a single life annuity payable in the Normal Form at a Participant's Normal Retirement Date (or, if later, such Participant's actual retirement date).

A Participant's Accrued Benefit under the plan provisions used to calculate the Pension Equity Benefit is the single life annuity payable in the Normal Form to a Participant, commencing on the Participant's Normal Retirement Date (or, if later, such Participant's actual retirement date). Such single life annuity shall be the Actuarial Equivalent (using the Applicable Interest Rate and Applicable Mortality Table) as of a Participant's Normal Retirement Date (or, if later, such Participant's actual retirement date) of the Participant's Pension Equity Benefit, as of the time of reference, adjusted using an interest rate of 3% from the time of reference to the Participant's Normal Retirement Date (or, if later, such Participant's actual retirement date).

A Participant's Accrued Benefit under the plan provisions used to calculate the Cash Balance Benefit is the single life annuity payable in the Normal Form to a Participant, commencing on the Participant's Normal Retirement Date (or, if later, such Participant's actual retirement date). Such single life annuity shall be the Actuarial Equivalent (using the Applicable Interest Rate and Applicable Mortality Table) as of a Participant's Normal Retirement Date (or, if later, such Participant's actual retirement date) of the Participant's Cash Balance Account, as of the time of reference, adjusted using the Periodic Interest Rate from the time of reference to the Participant's Normal Retirement Date.

The Accrued Benefit attributable to employee contributions shall be included in the FAP Benefit or Pension Equity Benefit, as applicable to a Participant.

The foregoing provisions, and all other Plan provisions, shall be deemed to comply with the rules of Section 411(b)(1).

Section  1.1B          Actuarial  Equivalent
Actuarial Equivalent for any annuity or benefit means another annuity or benefit calculated under the Plan, commencing at a different date or payable in a different form than the specified annuity or benefit, but which has the same present value as the specified annuity or benefit, when measured using the factors specified in the Plan under Appendix A hereto.

Section  1.1C          Affiliated  Company
Affiliated Company shall mean (a) any company more than fifty (50) percent of the voting stock of which is directly or indirectly owned by Ralston Purina Company or by any successor, and (b) any Commonly Controlled Entity.

Section  1.2          Annual  Earnings
Annual Earnings means the total compensation (excluding reimbursed expenses, amounts paid by reason of employment relocations and other items of compensation as determined from time to time by the Plan Administrator or its delegatee and applied in a uniform, consistent and nondiscriminatory manner) (i) paid an Employee during a calendar year by the Company or Affiliated Company; (ii) deferred by any Employee to a nonqualified plan of deferred compensation maintained by the Company or an Affiliated Company, or (iii) contributed by means of salary reduction by any Employee to a plan of deferred compensation maintained by the Company or an Affiliated Company and intended to satisfy the requirements of Section 401(k) of the Code and payments made under a Code
Section 125 Cafeteria Plan. "Annual Earnings" during an unpaid Leave of Absence or Military Absence shall be deemed to be the Participant's Annual Earnings for the year prior to the year in which such absence began. Notwithstanding the foregoing, effective January 1, 1994, "Annual Earnings" shall not include compensation designated by the Company as a "Special Bonus". The "Annual Earnings" of a Participant taken into account under this Plan shall not exceed the compensation limit set forth in Code Section 401(a)(17) as adjusted by the Secretary of the Treasury.

Section  1.2A          Annuity  Starting  Date
Annuity Starting Date means (a) with respect to an annuity form of benefit, the first day on which an amount is payable as an annuity; and (b) with respect to a form of benefit which is not an annuity, the date on which all events have occurred which entitle the Participant to such benefit. In either case, an Annuity Starting Date must be the first day of a calendar month.

Section  1.2B          Applicable  Interest  Rate
Applicable Interest Rate means the annual interest rate on 30-year Treasury securities as specified by the Commissioner of the Internal Revenue Service in revenue rulings, notices or other guidance, published in the Internal Revenue Bulletin, (a) to the extent required by Treasury Regulations, for the 12-month period commencing on October 1, 1997 and ending on September 30, 1998, the lesser of the rate in effect for the second month preceding the first day of the month in which the Annuity Starting Date occurs (resulting in a one month stability period) or the rate in effect for August, 1997, whichever results in the larger distribution, and (b) for periods commencing on and after October 1, 1998, for the August preceding the first day of the Plan Year in which the Annuity Starting Date occurs (resulting in a one year stability period).

Section  1.2C          Applicable  Mortality  Table
Applicable Mortality Table means the mortality table based on the prevailing commissioners' standard table (described in section 807(d)(5)(A) of the Code) used to determine reserves for group annuity contracts issued on the date as of which present value is determined (without regard to any other subparagraph of section 807(d)(5) of the Code), that is prescribed by the Commissioner of the Internal Revenue Service in revenue rulings, notices, or other guidance, published in the Internal Revenue Bulletin.

Section  1.3          Average  Annual  Earnings
Average Annual Earnings means the average of an Employee's five (5) highest consecutive Annual Earnings during the ten (10) completed calendar years ending prior to or coincident with the date on which the Employee reaches his Normal Retirement Date or otherwise terminates his service, if earlier. If an Employee has less than five (5) years of Annual Earnings, Average Annual Earnings shall be the average of all his Annual Earnings.

Section  1.4          Beneficiary
Beneficiary means any person (including a trust) designated by the Participant as provided in Article VIII to receive benefits as a result of a Participant's death.

Section  1.5          Board  of  Directors
Board  of  Directors  means  the  Board  of Directors of Ralston Purina Company.

Section  1.5A          Cash  Balance  Account
Cash Balance Account means the notional account established for each Employee who is eligible to become a Participant in such an Account in accordance with the terms of Article II.

Section  1.5B          Cash  Balance  Benefit
Cash Balance Benefit means the benefit payable from the Plan which is based on the Cash Balance Account.

Section  1.6          Code
Code means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

Section  1.7          Commonly  Controlled  Entity
Commonly Controlled Entity shall mean (a any corporation which is a member of the same controlled group of corporations within the meaning of Code Section 414(b) as Ralston Purina Company, (b) any trade or business (whether or not incorporated) which is under common control with Ralston Purina Company within the meaning of Code Section 414(c), and (c) any organization which is a member of an affiliated service group [within the meaning of Code Section 414(m)] of which a Company is also a member, and (d) any entity which is required to be aggregated under Code Section 414(o).

Section  1.8          Company
Company means Ralston Purina Company, a Missouri Corporation, or any Affiliated Company.

Section  1.9          Credited  Service
Credited Service means an Employee's entire Period of Service after December 31, 1975, including any Leave of Absence described in Section 1.9K, Family Medical Leave described in Section 1.9L, or Military Absence described in Section 1.9M, computed in full years and completed months. Credited Service shall include certain Periods of Severance, as described in Section 1.9G, under the Service Spanning rules as described in Section 1.9I, and certain prior Periods of Service under the Re-employment rules, as described in Section 1.9J. Credited
Service shall also include an Employee's Continuous Service earned under the terms of the Purina Administrative Plan or Purina Production Plan in effect on December 31, 1975, or any successor Plan.

Section  1.9A          Employment  Commencement  Date
Employment Commencement Date means the date on which the Employee first performs an Hour of Service for the Company.

Section  1.9B          Adjusted  Employment  Commencement  Date
Adjusted Employment Commencement Date means an Employee's Employment Commencement Date, recalculated to reflect noncreditable Periods of Severance.

Section  1.9C          Re-employment  Commencement  Date
Re-employment Commencement Date means the date an Employee first performs an Hour of Service following a Period of Severance.

Section  1.9D          Hour  of  Service
Hour  of  Service  means:

(a) each hour for which an Employee is paid, or is entitled to payment, for the performance of duties for the Company or an Affiliated Company; or

(b) each hour for which an Employee is paid, or entitled to payment, by the Company or an Affiliated Company during a period in which no duties are performed (irrespective of whether the employment relationship has been terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, Leave of Absence described in Section 1.9K, Family Medical Leave described in Section 1.9L, Military Absence as described in
Section  1.9M,  and  similar  pay  periods.

Section  1.9E          Period  of  Service
Period  of  Service  means  the  period  of service commencing on the Employee's
Employment Commencement Date, Adjusted Employment Commencement Date or Re-employment Commencement Date, whichever is applicable, and ending on his Severance from Service Date. Period of Service shall include periods of
Permanent and Total Disability to the extent provided in Article X. For purposes of Article II and Article IV, a Period of Service shall include (1) service with Gates Energy Products, Inc. for all employees who were employed by Gates Energy Products, Inc. as of August 28, 1993 who became Employees of Eveready Battery Company, Inc. on such date, except those Employees employed by Energizer Power Systems division of Eveready Battery Company; and (2) service with Interstate Brands Corporation for all employees who were employed by Interstate Brands Corporation as of January 24, 1994, at their Los Angeles bakery location, who became Employees of Continental Baking Company on such date. A Period of Service shall not include service with the Company or any Affiliated Company as a Temporary Employee, a Leased Employee, or while retained by the Company or any Affiliated Company to perform services for the Company or any Affiliated Company (for either a definite or indefinite duration) and is characterized thereby as a fee-for-service worker or independent contractor or in a similar capacity (rather than in the capacity of an employee), regardless of such individual's status under common law, including, without limitation, any such individual who is or has been determined by a third party, including, without limitation, a government agency or board or court or arbitrator, to be an employee of the Company or any Affiliated Company for any purpose, including, without limitation, for purposes of any employee benefit plan of the Company or any Affiliated Company (including this Plan) or for purposes of federal, state or local tax withholding, employment tax or employment law. Except as provided in Article II and Section 4.2 regarding Service for eligibility and vesting purposes only, a Period of Service shall not include service with the Golden Cat Company.

Section  1.9F          Severance  from  Service  Date
Severance  from  Service  Date  shall  occur  on  the  earlier  of:

(a)      the date on which an Employee quits, retires, is discharged or dies; or

(b) the first anniversary of the first date of a period in which an Employee is absent from service (with or without pay) with the Company or an Affiliated Company for any reason other than a quit, retirement, discharge or death, such as vacation, holiday, sickness, Leave of Absence (unless such Leave is authorized to extend beyond one (1) year) or is a Family Medical Leave described in Section 1.9M, Military Absence (unless the Participant complies with Section 1.9M) or layoff.

Section  1.9G          Period  of  Severance
Period of Severance means the period of time commencing on an Employee's Severance from Service Date and ending on his Re-employment Commencement Date.

Section  1.9H          Maternity  or  Paternity  Absence
Maternity or Paternity Absence means an absence of an Employee from work by reason of:

     (a)          the  pregnancy  of  the  Employee,

     (b)          the  birth  of  a  child  of  the  Employee,

     (c) the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

     (d) the care of such child for a period beginning immediately following such birth or placement.

Section  1.9I          Service  Spanning.
An  Employee's  Period  of  Service  shall  include  the  following  Periods  of
Severance:

     (a) If an Employee severs from service by reason of a quit, discharge or retirement and then performs an Hour of Service within twelve (12) months of the Severance from Service Date, the Plan shall take into account the Period of Severance;

     (b) if an Employee severs from service by reason of a quit, discharge or retirement during an absence from service of twelve (12) months or less for any reason other than a quit, discharge, or retirement and then performs an Hour of Service within twelve (12) months of the date on which the Employee was first absent from service, the Plan shall take into account the Period of Severance.

Section  1.9J          Re-employment.

     (a) Upon re-employment an Employee's Credited Service shall include prior Periods of Service only if either:

(i)          the  Employee  had any vested interest in Plan benefits pursuant to
Article  IV;  or

(ii) the Employee did not have any vested interest pursuant to said Article, but his Period of Severance did not exceed the greater of:

(A) his prior Periods of Service (determined without including service not required to be credited by reason of any prior break), whether or not consecutive, completed before his Period of Severance, or

(B)          five  (5)  years

and, if his Period of Severance commenced before January 1, 1985, his Period of Severance as of December 31, 1984 did not exceed his prior Periods of Service.

(b) If an Employee who severed service before January 1, 1976 is re-employed, his Credited Service shall include prior Continuous Service if:

(i) he meets either the requirements of paragraph (a) above or the requirements of subsection 1.9I, whichever is applicable, and

(ii) he completes ten (10) years of uninterrupted Credited Service after his re-employment.

     (c) If an Employee who was a non-vested employee of Continental Baking Company severed service and is re-employed prior to January 1, 1986, he shall have his prior service with Continental Baking Company reinstated for purposes of this Plan if he completed a Period of Service subsequent to his re-employment which equals the lesser of ten (10) years or his Period of Severance.

Section  1.9K          Leave  of  Absence
Leave of Absence means any absence from work which shall have been approved by the Company or an Affiliated Company under uniform rules and regulations. A Leave of Absence which extends beyond one (1) year shall be approved by the Plan Administrator. Leave of Absence shall include a period of layoff which does not exceed one (1) year.

Section  1.9L          Family  Medical  Leave.
If  an  Employee  is  absent  from  the  service of the Company or an Affiliated
Company because of a leave of absence, which qualifies as a leave under the Family Medical Leave Act, such absence shall be included in the Employee's Period of Service.

Section  1.9M          Military  Absence
Military Absence means an absence for any period of military service with the Armed Forces of the United States to the extent required to be taken into account under federal law, provided that the Employee returns to work with the Company or an Affiliated Company within the period during which re-employment is required under federal law.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and credited service with respect to qualified military service will be provided in accordance with Code Section 414(u).

Section  1.10          Deferred  Retirement  Date
Deferred Retirement Date means the date upon which a Participant who has remained in the employ of the Company or an Affiliated Company after his Normal Retirement Date actually retires.

Section  1.11          Early  Retirement  Date
Early Retirement Date means the first day of the month nearest the date on which a Participant both attains age fifty-five (55) and completes two (2) years of Credited Service or the first day of any month thereafter on which such Participant elects to retire prior to his Normal Retirement Date. If an Employee's birthday is equally near the first days of two months, than the Early Retirement Date of such Employee shall be the first day of the month in which such birthday occurs.

Section  1.12          Employee
Employee means a person who is employed by the Company or any Affiliated Company which, with the approval of Ralston Purina Company, elects to adopt this Plan; or a U.S. citizen or resident alien employed by a Foreign Affiliate and covered under an agreement entered into by the Company or any of the Affiliated
Companies with the Internal Revenue Service under Title II of the Social Security Act, but provided that contributions under a funded plan of deferred compensation are not made by any other employer with respect to the remuneration paid to such citizen. Notwithstanding the foregoing, the term "Employee" shall exclude a person classified by the Company or an Affiliated Company as a Temporary Employee, a Leased Employee, or who is retained by the Company or any Affiliated Company to perform services for the Company or any Affiliated Company (for either a definite or indefinite duration) and is characterized thereby as a fee-for-service worker or independent contractor or in a similar capacity (rather than in the capacity of an employee), regardless of such individual's status under common law, including, without limitation, any such individual who is or has been determined by a third party, including, without limitation, a government agency or board or court or arbitrator, to be an employee of the Company or any Affiliated Company for any purpose, including, without limitation, for purposes of any employee benefit plan of the Company or any Affiliated Company (including this Plan) or for purposes of federal, state or local tax withholding, employment tax or employment law

Section  1.12A          Admin  Employee
Admin Employee means an Employee who is classified by the Company as employed in a sales, administrative, or clerical capacity, including officers.

Section  1.12B          Production  Employee
Production Employee means an Employee who is classified by the Company as employed in a production employee capacity.

Section  1.13          ERISA
ERISA means the Employee Retirement Income Security Act of 1974, including all amendments thereto.

Section  1.13A          FAP  Benefit
FAP Benefit means that portion of a Participant's Accrued Benefit derived from the Plan provisions granting a Plan benefit based on a Participant's Average Annual Earnings, as set forth in Section 5.1(a) of the Plan, and shall also include the Supplemental FAP Benefit, as set forth in Section 5.1(d).

Section  1.14          Foreign  Affiliate
Foreign Affiliate means a foreign entity in which any one of the domestic Affiliated Companies has not less than a ten-percent (10%) interest. An Affiliated Company has a ten-percent (10%) interest in any entity if such company has such an interest directly (or through one or more entities), (i) in the case of a corporation, in the voting stock thereof, and (ii) in the case of any other entity, in the profits thereof.

Section  1.15          Investment  Manager
Investment Manager means any entity designated by a named fiduciary which qualifies as an Investment Manager as that term is defined by ERISA, Title I,
Section 3(38), which acknowledges in writing its status as a fiduciary with respect to the Plan, and which has the power to manage, acquire or dispose of any Plan asset.

Section  1.16          Leased  Employee
Leased Employee shall mean a person who provides services to the Company or an Affiliated Company and is considered a "leased employee" under Code Section 414(n)(2).

Section  1.17          Normal  Form
Normal Form means the Normal Retirement Benefit with sixty (60) monthly payments guaranteed as further described in Section 7.1.

Section  1.18          Normal  Retirement  Date
Normal Retirement Date means the first day of the month nearest an Employee's sixty-fifth (65th) birthday. If a particular Employee's birthday is equally near the first days of two calendar months, then the Normal Retirement Date of such Employee shall be the first day of the month in which such birthday occurs.

Section  1.19          Participant
Participant  means  an Employee who participates in this Plan in accordance with
Article  II  hereof.    As the context requires, the term Participant shall also
include Beneficiaries receiving benefits under the Plan, and any other persons entitled to benefits under the Plan.

Section  1.19A          Pension  Benefit
Pension Benefit means the FAP Benefit or Pension Equity Benefit, as elected by a Participant or as provided under the terms of this Plan.

Section  1.19B          Pension  Equity  Benefit
Pension Equity Benefit means the benefit provided under the Plan calculated under the formula set forth in Section 5.1(b), as expressed as a single sum.

Section  1.19C          Periodic  Interest  Rate
Periodic Interest Rate means, for every Plan Year, the monthly average yield on Treasury Constant Maturities, 30-year, as published in the Federal Reserve Statistical Release H.15(519) of the Board of Governors of the Federal Reserve System for the August of the prior Plan Year.

Section  1.20          Plan
Plan means the Ralston Purina Company Retirement Plan as herein set forth, and as amended from time to time.

Section  1.21          Plan  Administrator
Plan  Administrator  means  Ralston  Purina  Company.

Section  1.22          Plan  Year
Plan Year means any twelve (12) month period beginning on any October 1 and ending on the following September 30 for all years beginning on or after October 1, 1990. For the Plan Year beginning immediately prior to October 1, 1990, the Plan Year means the short year beginning January 1, 1990 and ending September 30, 1990. For Plan Years beginning prior to January 1, 1990, the Plan Year means any twelve (12) month period beginning on any January 1 and ending on the following December 31.

Section  1.23          Predecessor  Plan
Predecessor Plan means the Purina Retirement Plan for Sales, Administrative and Clerical Employees, as in effect from time to time.

Section  1.23A          Rehired  Participant
Rehired Participant means any Participant who has terminated employment with the Company and all Affiliated Companies, but is rehired and is entitled to restoration of past Credited Service.

Section  1.24          Retiree
Retiree means a Participant who has retired under the terms of the Plan before January 1, 1999.

Section  1.25          Social  Security  Benefit
Social Security Benefit means the Social Security Primary Insurance Amount payable to a Participant at Social Security Retirement Age under Title II of the Social Security Act as in effect on the date of his retirement or on his Severance from Service Date, whichever is applicable computed in accordance with the following:

     (a) A Participant's Social Security Benefit shall be calculated using such Participant's actual earnings history for the period before his date of hire if the Participant provides such earnings history to the Plan Administrator within 180 days after his retirement or separation.

     (b) If a Participant fails to provide his actual earnings history, his Social Security Benefit shall be calculated using an estimated earnings history determined as follows:

(i) For the period before the first full calendar year of Form W-2 earnings on file with an Affiliated Company, Social Security earnings shall be estimated based on the assumption that the Participant has been continuously covered under the Social Security Act since the later of 1951 or his twenty-first birthday and that his Form W-2 earnings for the calendar year preceding such first full calendar year of Form W-2 earnings shall be equal to such first Form W-2 earnings divided by 1.06. Earnings for each preceding year shall be equal to the estimated earnings for the next subsequent year divided by 1.06.

     (c) If a Participant is eligible for Early Retirement on his Severance from Service Date, he shall be assumed to have no earnings in or after the year of his termination to age sixty-two (62), and it shall be further assumed that Social Security benefits will commence at age sixty-two (62). For a Participant eligible for Early Retirement who terminates after age sixty-two (62), it shall be assumed that Social Security benefits commence on the date of his termination.

     (d) If a Participant is vested but not eligible for Early Retirement at his Severance from Service Date, he shall be assumed to have estimated earnings equal to those received in the calendar year preceding his termination for each year until his Normal Retirement Date. This assumption shall also apply to the computation of the Survivor Benefit under Section 8.4.

Section  1.25A          Social  Security  Covered  Compensation
Social Security Covered Compensation means the average of the Social Security Maximum Taxable Wage Bases in effect under Section 230 of the Social Security Act for each year in the 35 consecutive calendar year period ending with the earlier of (a) the Participant's Severance from Service Date or (b) any year in which the Accrued Benefit is determined.

Section  1.26          Social  Security  Offset
Social Security Offset means an amount equal to one-half (1/2) of the Participant's Social Security Benefit multiplied by a fraction (not to exceed one) in which the numerator is the Participant's actual Credited Service, and the denominator is the greater of the Participant's projected Credited Service at his Normal Retirement Date or thirty (30) years.

Section  1.27          Social  Security  Retirement  Age
Social Security Retirement Age means the age used as the retirement age for the Participant under Section 216(l) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(l)(2) of such Act were sixty-two
(62).

Section  1.27A          Spouse
Spouse means the person to whom the Participant is married under local law on the date specified in the Plan document.

Section  1.28          Temporary  Employee
Temporary Employee means an employee of the Company or an Affiliated Company hired (a) for a specific project of limited duration, or (b) to fill the vacancy of an Employee who is on a leave of absence.

Section  1.29          Trustee  or  Trustees
Trustee or Trustees means any corporation, person or persons who may be designated by the Board of Directors from time to time to hold, invest, reinvest, and disburse certain funds of this Plan, in accordance with the terms of a trust agreement or agreement established for the purposes of this Plan.

Section  1.30          Year  of  Credited  Service
Year  of  Credited  Service  means any aggregated 12 months of Credited Service.

                           ARTICLE II - Participation

Section  2.1          Prior  Participants
Any Employee who was a Participant in the Plan on December 31, 1998 shall continue to be a Participant.

Section  2.2          Enrollment
Any other Employee shall be enrolled in the Plan on the first day of the month commencing with or next following the date he completes one (1) Year of Credited Service, and upon the completion of one (1) Year of Credited Service, such Employee shall become a Participant. Notwithstanding the foregoing, Employees as of August 28, 1993 of Energizer Power Systems, a division of Eveready Battery Company, Inc., are not eligible to participate in the Plan.

A Cash Balance Account with zero value shall be established as of the first of the calendar month coincident with or next following the date of hire for any Employee eligible to become a Participant after taking into account Section 2.4 hereof, however, such Employee shall not become a Participant until the first day of the month commencing with or next following the date he completes one (1) Year of Credited Service.

Section  2.3          Re-employment  --  Service  Credit
A re-employed Participant who has prior Credited Service restored under Section 1.9J shall again become a Participant in the Plan on his Re-employment Commencement Date.

Section 2.3A Re-employment -- Eligibility for Pension Benefit Provisions A Participant who became a Vested Terminated Participant or Disabled Participant prior to January 1, 1999 or who elected the Pension Equity Benefit as a Pension Benefit as of January 1, 1999 and who has a Re-employment Commencement Date on or after January 1, 1999 shall have his Pension Benefit determined as a Pension Equity Benefit and shall be a Participant in the Cash Balance Benefit from the Re-employment Commencement Date. A Pension Equity Benefit shall be established for such a Participant based upon Average Annual Earnings as of the date of termination and all Credited Service.

A Participant who became a Retiree prior to January 1, 1999 or who elected the FAP Benefit as a Pension Benefit as of January 1, 1999 and who has a Re-employment Commencement Date on or after January 1, 1999 will continue to accrue a Pension Benefit under the FAP Benefit provisions of the Plan.

Any Participant who first becomes a Participant on or after January 1, 1999 and who has a Re-employment Commencement Date thereafter shall have his entire Pension Benefit determined as a Pension Equity Benefit and shall be a Participant in the Cash Balance Benefit from the Re-employment Commencement Date.

Section 2.3B Re-employment -- Calculation of Accrued Benefit and Suspension of Benefit Payments
Any Rehired Participant shall have annuity payments from the Plan suspended upon his Re-employment Commencement Date, and the provisions of Section 6.2A shall apply. Notwithstanding anything in the Plan to the contrary, the value of all prior distributions from the Plan shall reduce the Actuarial Equivalent value of the Accrued Benefit for a Rehired Participant, and any of his FAP Benefit, Pension Equity Benefit, and any Cash Balance Benefit under the Plan, according to the source of the prior distribution.

In the calculation of the Accrued Benefit attributable to the Pension Benefit for a Rehired Participant, all Credited Service shall be taken into account, and all Periods of Service shall be taken into account in determining Average Annual Earnings, subject at any future Annuity Starting Date to the offset described in this Section 2.3B.

In  the  calculation  of  the  Accrued  Benefit attributable to the Cash Balance
Benefit for a Rehired Participant, the Cash Balance Account of such Rehired Participant shall be restored, adjusted according to the Periodic Interest Rate from any Annuity Starting Date, subject at any future Annuity Starting Date to the offset described in this Section 2.3B.

Section 2.4 Employees Covered by a Collectively Bargained Plan Except as provided by Appendix B on and after October 1, 1996, no Employee who is covered by a collective bargaining agreement between the Company or an Affiliated Company and any labor organization which requires the Company or an Affiliated Company to contribute to a pension fund, or plan providing retirement benefits other than those provided by this Plan, shall be eligible to become or remain a Participant hereunder. If an Employee ceases to be a Participant because of the provisions of this Section 2.4, his rights to the payment of benefits credited to him as a Participant under this Plan shall be determined by the terms of the collective bargaining agreement.

Section  2.5          Employees  Covered  by  Merged  Plans
Any Employee who was a participant in a plan qualified under Code Section 401(a) which is merged with this Plan shall become a Participant in this Plan as of the date of such merger, in accordance with the terms of this Plan as amended to account for such merger. Except as may be provided in Appendix B hereto, any other Employee eligible to become a participant in such merged plan but not such a participant as of the merger date shall become a Participant in this Plan in accordance with Section 2.2 computing Credited Service from his Employment Commencement Date with the sponsor of the merged plan as defined in said sponsor's plan.

Section  2.6          Participation  in  Pension  Equity  Benefit
Any Participant who is also an Admin Employee on December 31, 1998 may irrevocably elect, effective January 1, 1999, to receive his Pension Benefit calculated in accordance with Section 5.1(a) (the FAP Benefit) or in accordance with Section 5.1(b) (the Pension Equity Benefit). Such election shall be made in accordance with the forms and procedures prescribed by the Company. Such election shall not be available to Production Employees.

Any Admin Employee who first becomes a Participant on or after January 1, 1999 shall be eligible to receive a Pension Equity Benefit and ineligible to receive a FAP Benefit, and his Pension Benefit shall be calculated exclusively under the Pension Equity Benefit provisions of the Plan.

A Participant who is an Admin Employee on December 31, 1998 and who fails to make an election within the period required by the Plan Administrator to receive his Pension Benefit either in the form of a FAP Benefit or Pension Equity Benefit shall be deemed to have irrevocably elected to continue to receive such Pension Benefit in the form of a FAP Benefit.

The election by a Participant who is on a Leave of Absence on December 31, 1998 to receive his Pension Benefit in the form of a Pension Equity Benefit shall not be effective until the date such Participant returns to active employment as an Admin Employee, as determined by the Plan Administrator.

Section  2.7          Participation  in  Cash  Balance  Benefit
Any Employee who is also a Participant on January 1, 1999 and any Employee who becomes a Participant on or after January 1, 1999 shall be eligible to receive a Cash Balance Benefit.


                           ARTICLE III - Contributions

Section  3.1          Employee  Contributions
Subsequent  to  December  31,  1972,  no  contributions  are  required  from any
Participant. No voluntary or rollover contributions shall be permitted. Existing employee contribution account balances, if any, shall continue to be separately accounted for and be nonforfeitable. For the period before January 1, 1976, interest at the rate specified in the Predecessor Plan shall be credited. For the period commencing January 1, 1976 and ending December 31, 1987, interest at the rate of five percent (5%) compounded annually shall be credited. For the period commencing January 1, 1988, interest at the rate of one hundred twenty percent (120%) of the Federal mid-term rate (as in effect under Section 1274 of the Code for the first month of the year) compounded annually shall be credited. The rights of a Participant to the benefit derived from his employee contributions shall be governed by the applicable sections of this Plan.

Section  3.2          Affiliated  Company  Contributions
Each Affiliated Company participating in this Plan shall make the contributions required by this Plan with respect to the Employees of such Affiliated Company. Such payments shall be made by the appropriate Affiliated Company to the Trustees or to any insurance company in such amounts and at such times as may be determined by agreement between the Plan Administrator or its delegatee and the Trustees or any insurance company. Such payments to any Trustee or insurance company shall be made in such aggregate amount as the Affiliated Company shall consider necessary on the basis of actuarial calculations to carry out the purposes of this Plan.

                              ARTICLE IV - Vesting

Section  4.1          Vesting

(a) A Participant shall be fully vested in his FAP Benefit or Pension Equity Benefit upon the earlier of:

(i) attainment of an Early Retirement Date while employed with the Company or an Affiliated Company; or

(ii)          Completion  of  five  (5)  Years  of  Credited  Service;  or

(iii) attainment of age sixty-five (65) while employed with the Company or an Affiliated Company.

          Accumulated employee contributions, including interest credited on such contributions, shall be fully vested at all times and in all events.

(b) A Participant's vested interest in his Cash Balance Account shall be determined by his Years of Credited Service in accordance with the following schedule:


     Years  of  Credited  Service          Vested  Percentage
     ----------------------------          ------------------

                    fewer  than  1                                            0%
     at  least  1  but  fewer  than  2          25%
     at  least  2  but  fewer  than  3          50%
     at  least  3  but  fewer  than  4          75%
     4  or  more          100%

     Notwithstanding the foregoing, the Cash Balance Account of a Participant shall be 100% vested and nonforfeitable upon Permanent and Total Disability, Plan termination, or such Participant's death or attainment of his Normal Retirement Date while still employed by the Company or an Affiliated Company.


Section  4.2          Years  of  Credited  Service  for  Vesting
Notwithstanding the foregoing, Credited Service for vesting shall include the number of whole Years of Credited Service earned by a Participant. All Years of Credited Service shall be counted except:

     (a) years relating to any period in which the Plan or the Predecessor Plan was not maintained by the Company or any Affiliated Company, except provided in Article XII, and

     (b) years before January 1, 1976, if such years were disregarded under the terms and conditions of the Plan or Predecessor Plan in effect at that time, except as otherwise provided in Section 1.9 with regard to bridging of prior Continuous Service.

Notwithstanding the provisions of Section 1.9 regarding Periods of Service, Credited Service for vesting shall include the Years of Credited Service earned by a Participant since the date of hire by the Golden Cat Company.

                          ARTICLE V - Amount Of Benefit

Section  5.1          Normal  Retirement  Benefit

The Normal Retirement Benefit of a Participant is a monthly annuity for the life of the Participant which is the sum of the (a) the FAP Benefit or the Actuarial Equivalent of the Pension Equity Benefit, as applicable to a Participant, and
(b) the Actuarial Equivalent of the Cash Balance Account as of the Annuity Starting Date.

(a)          FAP  Benefit

(i) The FAP Benefit calculated in accordance with this Section 5.1(a) shall be an annual benefit equal to one and one-half percent (1-1/2%) of Average Annual Earnings multiplied by Credited Service up to forty (40) years reduced by the Social Security Offset. If such Participant is an Eligible Participant as defined in 5.1(d) below, his FAP Benefit shall also include his Supplemental FAP Benefit, as determined in 5.1(d) below.

(ii) Such Participant's Normal Retirement Benefit shall not be less than an annual benefit equal to one and one-quarter percent (1-1/4%) of Average Annual Earnings not in excess of fifteen thousand dollars ($15,000) multiplied by his Credited Service up to forty (40) years.

(b)          Pension  Equity  Benefit.

For any eligible Participant, the Pension Equity Benefit is, the sum of the amounts determined below at the date of termination of employment with the Company, providing for an allocation in respect of each Year of Credited Service according to the chart set forth below, but applying all such percentages to the Average Annual Earnings at the date of such termination of employment:

          Percentage of Average Annual Earnings     Additional Percentage of
                                  Average Annual Earnings
                                       In Excess Of
                                      Social Security
                                    Covered Compensation
                                  ----------------------


         Each of the first 5 years of Credited Service     4.0%     3.5%
               Next 5 Years of Credited Service     5.0%     3.5%
               Next 5 Years of Credited Service     6.5%     3.5%
               Next 5 Years of Credited Service     8.0%     3.5%
           All Subsequent Years of Credited Service     10.0%     3.5%


Fractional Years of Credited Service shall be recognized by supplying an amount equal to (a) the months of Credited Service divided by 12, times (b) each of the applicable percentages in the above table, relating to the fractional Years of Credited Service being included in the determination of the Accrued Benefit. The value of the Pension Equity Benefit shall increase at an annual rate of 3% from the date of termination of employment until the Annuity Starting Date.

If such Participant is an Eligible Participant as defined in 5.1(e) below, his Pension Equity Benefit shall also include his Supplemental Pension Equity Benefit, as determined in 5.1(e) below.

(c) Minimum Accrued Benefit. Notwithstanding subparagraphs (a) and (b), the Accrued Benefit of a Participant who was an Employee on December 31, 1998, derived from a Participant's FAP Benefit or Pension Equity Benefit shall not be less than the Accrued Benefit determined as if such Participant had terminated employment as of December 31, 1998, based on the provisions of the Plan in effect for such Participant on such date.

(d) Supplemental FAP Benefit. An Eligible Participant's Supplemental FAP Benefit, payable as of the Eligible Participant's Normal Retirement Date, shall be an annuity benefit equal to the product of (i), (ii), and (iii), where:

(i)          is  the  Eligible  Participant's  Average  Annual  Earnings;

(ii) is the Eligible Participant's Credited Service measured since the Eligible Participant's Supplement Eligibility Date; and

(iii)          is  the  Eligible  Participant's  Supplement  Percentage.

Solely for purposes of this Section 5.1(d), "Eligible Participant" means those Employees who participate in the Company's Supplemental Executive Retirement Plan.

For  purposes  of  this  Section  5.1(d),  "Supplement  Eligibility Date" means:

(i) October 1, 1994 for an Employee who was an Eligible Participant as of October 1, 1994;

or

(ii) The October 1 coincident with or following the date upon which an Employee becomes an Eligible Participant after October 1, 1994.

For purposes of this Section 5.1(d), "Supplement Percentage" means a percentage developed as the quotient of (I)/(II), where:

(I) is the excess of (i) the Eligible Participant's projected retirement benefit without regard to the limits on Annual Earnings imposed by Code Section 401(a)(17) assuming the Eligible Participant's Early Retirement Date is age sixty-two (62), over (ii) the Eligible Participant's projected Normal Retirement Benefit assuming the Eligible Participant's Early Retirement Date is the first day of the month nearest the date on which the Eligible Participant both attains age sixty-two (62), and completes two (2) years of Credited Service. For purposes of this projection, the Eligible Participant's Annual Earnings shall be assumed to increase at a rate of five and one-half percent (5.5%) per year from his level of Annual Earnings as of his Supplement Eligibility Date and the limits on Annual Earnings imposed by Code Section 401(a)(17) shall be assumed to increase after the Supplement Eligibility Date at an underlying rate of five percent (5.0%) per year.

and

(II) is the product of (i) the Eligible Participant's Average Annual Earnings projected to his age sixty-two (62) under the above assumptions and limited by the provisions of the Code Section 401(a)(17), as projected to age sixty-two (62) under the above assumptions, and (ii) the Eligible Participant's projected Credited Service measured as the Period of Service beginning on his Supplement Eligibility Date and ending on the Eligible Participant's Early Retirement Date.

(e) Supplemental PEP Benefit. An Eligible Participant shall also receive a Supplemental Pension Equity Benefit which is equal to the product of (i), (ii) and (iii) determined below for each full year of Credited Service, completed by such Participant.

(i)          is  the  Eligible  Participant's  Average  Annual  Earnings;

(ii) is the Eligible Participant's Credited Service measured since the Eligible Participant's Supplement Eligibility Date; and

(iii)          is  the  Eligible  Participant's  Supplemental  PEP  Percentage.

Solely for purposes of this Section 5.1(e), "Eligible Participant" means those Employees who participate in the Company's Supplemental Executive Retirement
Plan  and  who  have  elected  the  Pension  Equity  Benefit.

For  purposes  of  this  Section  5.1(e),  "Supplement  Eligibility Date" means:

(i) October 1, 1994 for an Employee who was an Eligible Participant as of October 1, 1994;

or

(ii) The October 1 coincident with or following the date upon which an Employee becomes an Eligible Participant after October 1, 1994.

For purposes of this Section 5.1(e), "Supplemental PEP Percentage" means a percentage developed as the lesser of 10% and the quotient of (I)/(II), where:

(I) is the excess of (i) the Eligible Participant's projected Pension Equity Benefit without regard to the limits on Annual Earnings imposed by Code Section 401(a)(17) assuming the Eligible Participant's Early Retirement Date is age sixty-two (62), over (ii) the Eligible Participant's projected Pension Equity Benefit assuming the Eligible Participant's Early Retirement Date is the first day of the month nearest the date on which the Eligible Participant both attains age sixty-two (62), and completes two (2) years of Credited Service. For purposes of this projection, the Eligible Participant's Annual Earnings shall be assumed to increase at a rate of five and one-half percent (5.5%) per year from his level of Annual Earnings as of his Supplement Eligibility Date, the limits on Annual Earnings imposed by Code Section 401(a)(17) shall be assumed to increase after the Supplement Eligibility Date at an underlying rate of five percent (5.0%) per year and the Social Security Maximum Taxable Wage Bases, which serve as a basis for the Social Security Covered Compensation increases at a rate of 4.5% per annum from the Social Security Maximum Taxable Wage Base in effect on the Supplement Eligibility Date.

and

(II) is the product of (i) the Eligible Participant's Average Annual Earnings projected to his age sixty-two (62) under the above assumptions and limited by the provisions of the Code Section 401(a)(17), as projected to age sixty-two (62) under the above assumptions, and (ii) the Eligible Participant's projected Credited Service measured as the Period of Service beginning on his Supplement Eligibility Date and ending on the Eligible Participant's Early Retirement Date.

(f) Cash Balance Account. The Normal Retirement Benefit of a Participant who is an Employee on or after January 1, 1999, shall include the Actuarial Equivalent of his Cash Balance Account. A Participant's Cash Balance Account shall equal the sum of hypothetical allocations or "regular credits" and hypothetical earnings or "interest credits" allocated to the Participant's Cash Balance Account as determined below:

(i) Regular Credits. A Participant's Cash Balance Account shall be credited at the end of each payroll period with an amount equal to one hundred seventy-five percent (175%) of the Participant's after-tax Supplemental Contributions for such payroll periods to the Company's Restated Savings Investment Plan (the "SIP"), a plan and trust qualified under Code Section 401(a), or any successor plan thereto, in accordance with Section 4.04 of the SIP; provided, however, that such Regular Credit shall not exceed 5.25 percent of the compensation (as defined in the SIP) for such payroll period that is eligible for after-tax Supplemental Contributions.

(ii) Interest Credits. As of the last day of each calendar month beginning after the later of December 31, 1998 or the establishment of the Account, and ending prior to the Annuity Starting Date of a Participant on whose behalf an Account is maintained, the Account, valued as of the beginning of each such calendar month, of each such Participant shall be credited with an amount calculated using an annual rate of interest equal to the Periodic Interest Rate, as adjusted for monthly allocations. Furthermore, in the calendar year of the Participant's Annuity Starting Date, Interest Credits shall be made as of the Participant's Annuity Starting Date to reflect Interest Credits through that date.

Section  5.2          Compliance  With  Code  Section  401(a)(17)
Unless otherwise provided under the Plan, the benefit accrued under this Plan for each "Section 401(a)(17) Employee" (as hereinafter defined) shall be the greater of the accrued benefit determined for the Employee under (a) or (b) below:

(a) the Employee's accrued benefit determined with respect to the benefit formula applicable for the Plan Year beginning October 1, 1994, as applied to the Employee's total years of Credited Service, or

(b)          the  sum  of:

(i) the Employee's accrued benefit as of the last day of the Plan Year beginning October 1, 1993, frozen in accordance with Treasury Regulation Section 1.401(a)(4)-13, and

(ii) the Employee's accrued benefit determined under the benefit formula applicable for the Plan Year beginning October 1, 1994, as applied to the Employee's years of Credited Service credited to the Employee for Plan years beginning October 1, 1994.

          For purposes of this Section 5.2, a "Section 401(a)(17) Employee" means an Employee whose current accrued benefit as of October 1, 1994 is based on Compensation for the Plan Year beginning October 1, 1993, that exceeded one hundred fifty thousand dollars ($150,000).

Section  5.3          Intentionally  Omitted

Section  5.4          Prior  Service  Guarantees
For Participants who were Participants in the Predecessor Plan on December 31, 1972, the Normal Retirement Benefit shall be computed in accordance with the special Prior Service Guarantees provided in Section 5.6 of the Plan in effect on December 31, 1984.

Section 5.5 Offset for Retirement Payments Required by Foreign Law The retirement benefit calculated in this Article V shall be further reduced by the Actuarial Equivalent Value of any lump sum payment, retirement benefit, old age pension, severance pay benefit or other similar benefit which is paid by or is determined to be attributable to direct or indirect contributions by the Company or an Affiliated Company or a domestic or Foreign Affiliate of the Company or an Affiliated Company, to which the Participant or a Beneficiary is, or shall become eligible to receive, whether the payment is required by law, decree or ruling of any nation (or political subdivision or agency thereof) or pursuant to any individual contract or collective bargaining agreement, or participation in another retirement plan.

     The determination of whether, and to what extent, such other benefits are in duplication of the retirement benefits payable under this Plan shall be made by the Plan Administrator or its delegatee which shall make any such determination on the basis of uniform, consistent and nondiscriminatory rules.

Section  5.6          Maximum  Limitation  on a Participant's Retirement Benefit

     (a)      Defined Benefit Limitation.  The annual Retirement Benefit payable
              --------------------------
under all defined benefit plans maintained by the Company or any Affiliated Company to a Participant in any Plan Year shall not exceed the lesser of:

(i) Ninety thousand dollars ($90,000), or such other amount as may be required by Code Section 415(b)(1)(A) effective on the first day of the Plan Year, or

(ii) One hundred percent (100%) of the Participant's highest average Annual Earnings during any three consecutive years of participation in the Plan.

(b)      Adjustment For Form of Benefit.  If the Participant's annual Retirement
         ------------------------------
Benefit is not paid in the form of a single life annuity, a Qualified Joint and Survivor Annuity or Option A (with the Participant's spouse designated as the contingent annuitant and the percentage of the Participant's benefit to be continued after his death not less than fifty (50) percent), such benefit shall be adjusted so that it is the actuarial equivalent of a single life annuity. Such actuarial adjustment shall use an interest rate of five percent (5%) or the rate specified in Section 7.4, if greater.

(c)          Adjustment  For Early Distribution.  If the retirement benefit of a
             ----------------------------------
Participant commences before the Participant's Social Security Retirement Age but on or after age sixty-two (62), the dollar limitation shall be adjusted so that it is the actuarial equivalent of an annual benefit of the amount required by Code section 415(b)(1)(A) beginning at the Social Security Retirement Age. The adjustment provided in the preceding sentence shall be made in such manner as the Secretary of the Treasury may prescribe which is consistent with the reduction for old-age insurance benefits commencing before the Social Security Retirement Age under the Social Security Act.

If the retirement benefit of a Participant commences before the Participant's Social Security Retirement Age and before age sixty-two (62), the dollar limitation of (a)(1) shall be adjusted so that it is the actuarial equivalent of an annual benefit that dollar amount beginning at the Social Security Retirement Age. Such actuarial adjustment shall use an interest rate not less than the greater of the interest rate specified in Section 7.4 or five percent (5%).

     (d)     Adjustment for Deferred Retirement.  If the retirement benefit of a
             ----------------------------------
Participant commences after the Participant's Social Security Retirement Age, the dollar limitation of paragraph (a)(1) above shall be adjusted so that it is the actuarial equivalent of an annual benefit of the amount required by Code section 415(b)(1)(A beginning at the Social Security Retirement Age. Such actuarial adjustment shall use an interest rate not greater than the lesser of five percent (5%) or the rate specified in Section 7.4.

     (e)          Adjustment  for  Years of Participation.  If a Participant has
                  ---------------------------------------
completed less than ten (10) years of participation, the dollar limitation of paragraph (a)(1), as adjusted by paragraph (c) or (d) above, shall be reduced by a fraction, the numerator of which is the Participant's number of years (or part thereof) of participation in the plan, and the denominator of which is ten.

     (f)         Adjustment for Years of Credited Service.  If a Participant has
                 ----------------------------------------
completed less than ten (10) years of Credited Service, the compensation limitation of (a)(2) above shall be adjusted by multiplying such amount by a fraction, the numerator of which is the Participant's number of years of Credited Service (or part thereof), and the denominator of which is ten.

     (g)     Limitations on Reductions.  In no event shall paragraphs (e) or (f)
             -------------------------
reduce the limitations provided under paragraph (a) or Section 415(b)(4) of the Code to an amount less than one-tenth of the applicable limitation [as determined without regard to paragraph (e) or (f)].

     (h)          Structure.    To  the  extent provided by the Secretary of the
                  ---------
Treasury, the limitations of paragraphs (e) and (f) shall be applied separately with respect to each change in the benefit structure of the plan.

     (i)          Protection of Current Accrued Benefit.  If an individual was a
                  -------------------------------------
Participant on January 1, 1987 in one or more defined benefit plans maintained by the Company or an Affiliated Company, which plan was in existence on May 6, 1986, and the sum of the annual benefits accrued by such Participant as of December 31, 1986, disregarding any changes in the terms and conditions of the Plan after May 5, 1986, exceeds the dollar limitation of sub-paragraph (a)(1) of this Section as modified by paragraphs (a) through (f), then for purposes of this Section 5.6(i) and Section 5.7 the dollar limitation of (a)(1) shall equal the sum of such annual benefits.

Section 5.7 Maximum Benefit if Participant Covered Under Both the Plan and a Defined Contribution Plan For Plan Years Beginning On Or Before December 31, 1999

     (a) In the case of a Participant who also participates in a defined contribution plan of the Company or the Affiliated Companies, the maximum benefit to be accrued each Plan Year under the Plan shall be limited to an amount determined as follows:

(i) First, there shall be computed under the Plan as of the close of each Plan Year a fraction, the defined benefit fraction, in which the numerator is the Participant's combined projected benefit at Normal Retirement Date for all defined benefit plans maintained by the Company or an Affiliated Company, and the denominator is the lesser of (A) the dollar limitation for the Plan Year in 5.6(a)(1)times 1.25 or (B) the compensation limit for the Plan Year in Section
5.6  (a)(2)  times  1.4.

(ii) Second, there shall be computed under the defined contribution plan as of the close of each Plan Year a fraction, the defined contribution fraction, in which the numerator is the sum of all of the Annual Additions [as defined in
Section 5.7(b) below] to the Participant's account under all defined contribution plans maintained by the Company or an Affiliated Company as of the close of the Plan Year and the denominator is the sum of the Maximum Amount of Annual Additions to the Participant's account as defined in (c) below which could have been made for such Plan Year and all prior years of service.

(iii) Third, the fractions determined under (i) and (ii) shall be totalled and if the resulting sum is more than 1.0, the Participant's accrued benefit under the Plan for the Plan Year in question shall be limited to the amount which will produce a fraction under (i) which when added to the fraction determined under (ii) will not result in a sum in excess of 1.0.

     (b) For purposes of the limitations contained in this Section 5.7, the Annual Addition to the Participant's account under the defined contribution plan for a Plan Year shall include to the extent applicable (1) Company or Affiliated Company and employee contributions, including excess contributions as defined in
Section  401(k)(8)(B)  of the Code, excess aggregate contributions as defined in
Section 401(m)(6)(B), and excess deferrals as defined in Section 402(g), regardless of whether such amounts are distributed or forfeited, (2) forfeitures for the Plan Year, and (3) amounts described in Sections 415(l)(1) and 419(A)(d)(2) of the Code. The Annual Addition for any Plan Year of a Predecessor Plan beginning before January 1, 1987 shall not be recomputed to treat all Employee Contributions as an Annual Addition.

     (c) For purposes of the limitations contained in this Section 5.7(c), the Maximum Amount of Annual Additions in any Plan Year shall be the lesser of
(1) the maximum dollar limit in effect under Code Section 415(c)(1)(A) for such year times 1.25, or (2) the amount taken into account under Code Section 415(c)(1)(B) for that year times 1.4.

     (d) If the defined benefit plans and defined contribution plans in which a Participant participates were in existence on May 6, 1986, and satisfied the applicable requirements of Section 415 of the Code as in effect for all Plan Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Section 415(e)(1) of the Code does not exceed 1.0 for such Plan Year.

                        ARTICLE VI - Retirement Benefits

Section  6.1          Normal  Retirement
A Participant shall be entitled to his full, unreduced Normal Retirement Benefit upon attainment of his Normal Retirement Date payable in the Normal Form.

Section  6.2          Deferred  Retirement
A Participant may defer his retirement to his Deferred Retirement Date. The permission of the Company or Affiliated Company concerned, acting through or at the direction of its Board of Directors is necessary in order to defer retirement past attainment of age seventy (70). In those jurisdictions where mandatory retirement is prohibited by law (including the United States), the permission of the Company or the Affiliated Company is not required. The retirement benefit payable upon actual retirement shall be the benefit computed in accordance with the applicable provision of Article V on the basis of aggregate Credited Service to the time of such actual retirement and actuarially adjusted for any payments previously made; provided, however, that a Participant who has not been credited with at least one Hour of Service with respect to a Plan Year beginning after December 31, 1987 shall not be entitled to any accruals of retirement benefits for employment past his Normal Retirement Date.

Section  6.2A          Suspension  of  Benefits
Subject  to  any  requirements  of  early commencement of retirement benefits of
Section 6.5 below, a Participant who defers his retirement shall not be entitled to any benefits from this Plan for any month in which he has been credited with at least one Hour of Service in at least eight (8) days.

     If a Participant who had retired is rehired as an Employee (and not as a Temporary Employee) by the Company or an Affiliated Company, such Participant's monthly benefit shall be withheld for any month in which he is employed at least eight (8) days. The retirement benefit payable upon subsequent retirement of such Participant shall be the benefit computed in accordance with the applicable provisions of Article V on the basis of aggregate Credited Service to the time of any such subsequent retirement, and adjusted on an Actuarial Equivalent basis for any payments previously made under the form of benefit previously elected. The Normal Retirement Benefit shall resume no later than the first day of the third month after the month in which the Employee last worked in at least eight days.

Section  6.3          Early  Retirement    --  FAP  Benefit  Only
A Participant who has a FAP Benefit and who attains his Early Retirement Date may elect to terminate employment and commence the FAP Benefit immediately, payable in the Normal Form. If a Participant had become vested in his FAP
Benefit in accordance with Section 4.1 prior to electing Early Retirement, he may elect to defer commencement of his FAP Benefit until the first day of any month beginning before his Normal Retirement Date. The amount of such a Participant's FAP Benefit shall be the amount of his Normal Retirement Benefit calculated up to his Early Retirement Date and reduced by five-twelfths of one percent (5/12 of 1%) for each month by which the Participant's Early Retirement Date precedes the first day of the month nearest the Participant's sixty-second
(62nd)  birthday.

Section  6.4          Vested  Deferred  Retirement  --  FAP  Benefit  Only
A Participant who separates from employment after having become vested in his FAP Benefit in accordance with Section 4.1 shall be entitled to a Vested Deferred FAP Benefit. Such Vested Deferred FAP Benefit shall be payable in the Normal Form and shall commence, at the election of the Participant, on the first day of any month after attaining eligibility for Early Retirement Date but not later than Normal Retirement Date.

The amount of a Participant's Vested Deferred FAP Benefit shall be the amount of his Normal Retirement Benefit calculated up to his Severance from Service Date and reduced by five-twelfths of one percent (5/12 of 1%) for each month by which his Vested Deferred FAP Benefit commences prior to his Normal Retirement Date.

Section 6.4A Vested Deferred Retirement -- Pension Equity Benefit and Cash Balance Benefit
A Participant who has a Pension Equity Benefit or a Cash Balance Benefit that is vested under Section 4.1 may, at any time on or after such Participant's termination of employment, elect a Pension Equity Benefit or Cash Balance Benefit to commence as of the first day of any month thereafter which is prior to such Participant's Normal Retirement Date. In such case the Participant shall receive a Pension Equity Benefit or Cash Balance Benefit which is the Actuarial Equivalent of his Pension Equity Benefit or Cash Balance Benefit as of such Annuity Starting Date, payable as provided in Section 7.

Section  6.5          Commencement  of  Retirement  Benefits
The FAP Benefit shall commence at any Annuity Starting Date on or after such Participant's Early Retirement Date. A Pension Equity Benefit or a Cash Balance Benefit may become payable at any Annuity Starting Date on or after such Participant's termination of employment, at the election of the Participant in accordance with the Plan's forms and procedures.

Notwithstanding the foregoing, regardless of any election by the Participant for any Participant who attained age seventy and one-half (70-1/2) years of age on or after January 1, 1988, distribution of retirement benefits shall commence no later than April 1 of the calendar year following the calendar year in which the Participant who has terminated his employment attains seventy and one-half (70-1/2) years of age.

          The required beginning date of a Participant who attains age seventy and one-half (70-1/2) before January 1, 1988 shall be no later than April 1 of the calendar year following the later of the calendar year in which the Participant attains seventy and one-half (70-1/2) years of age, or the calendar year in which the Participant actually retires; provided that deferment on account of continued employment after attaining seventy and one-half (70-1/2) years of age shall not apply in the case of a Participant who is a five-percent (5%) owner, as defined in section 416(i) of the Code, with respect to the Plan
Year ending in the calendar year in which the Participant attains seventy and one-half (70-1/2) years of age.

Section  6.6          Withdrawal  of  Contributions
A Participant may withdraw the entire amount of his contributions and credited interest at any time prior to his retirement. No Participant who has withdrawn his contributions shall be permitted to restore his contributions to the Plan.

          If any Participant withdraws his contributions and credited interest, his annual Pension Benefit, prior to any adjustment for Early Retirement or for optional forms of payment, shall be reduced by an amount equal to forty percent (40%) of his contributions without interest.

Section  6.7          Inability  to  Locate  Participants  or  Beneficiaries
In the event that all, or any portion of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five (5) years after it becomes payable, remain unpaid solely because of the inability of the Plan Administrator, after diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be retained as an asset of the Plan. In the event a Participant or Beneficiary is subsequently located, such benefit shall be restored.

                    ARTICLE VII - Form Of Retirement Benefit

Section  7.1          Form  of  Benefit
Subject to the provisions of Section 7.2 below, the Normal Form of retirement benefit payable to a Participant shall be a monthly amount equal to one-twelfth (1/12) of the applicable annual benefit payable until the first day of the month preceding his death. If a Participant dies before receiving sixty (60) monthly payments, monthly retirement payments will be made after his death to his Beneficiary until an aggregate of sixty (60) monthly payments have been made. If the death of the Participant and the Beneficiary shall both occur before an aggregate of sixty (60) monthly payments have been made, the commuted value (based on the Actuarial Equivalent factors) of the remaining payments shall be paid to the estate of the last to die. If a Participant dies on a monthly payment date, the payment due shall be paid to the Beneficiary.

Section  7.2          Qualified  Joint  and  Survivor  Annuity
Unless an optional form of benefit is selected pursuant to a qualified election within the ninety (90) day period ending on the Annuity Starting Date, a married Participant shall receive his retirement benefit in the form of a Qualified Joint and Survivor Annuity, and an unmarried participant shall receive his retirement benefit in the form of an immediate life annuity. The Qualified Joint and Survivor Annuity shall be a reduced monthly benefit for the life of the Participant and, at his death, a survivor annuity for the life of his spouse equal to fifty percent (50%) of the Participant's Benefit reduced according to Actuarial Equivalent factors. The last payment of the Qualified Joint and Survivor Annuity shall be paid as of the first day of the month in which the death of the survivor occurs.

Section 7.2A Election Out of Qualified Joint and Survivor Annuity Before each eligible Participant retires, he shall be given a reasonable period in which to elect not to receive his retirement benefit in the form of a Qualified Joint and Survivor Annuity. Any such election, except for an election of Option A under Section 7.3A with the spouse named as the survivor and the survivor annuity benefit not less than fifty percent (50%) nor greater than one hundred percent (100%) of the Participant's benefit, shall be made in accordance with the provisions as follows:

     (a) The election shall be made to the Plan Administrator during the ninety (90) day period ending on the day upon which retirement income payments under the Plan commence;

     (b) The election shall be in writing in a form acceptable to or on a form furnished by the Plan Administrator, which clearly indicates that the Participant is electing to receive his benefits in a form other than a Qualified Joint and Survivor Annuity;

     (c) The election must be consented to by the Spouse of the Participant and the consent of the Spouse must be witnessed by a Plan representative or notary public, unless the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located (any such consent shall be valid only with respect to the Spouse who signs the consent, or the designated Spouse whose consent cannot be so obtained); and

     (d) Any such election may be revoked or changed by the Participant by a subsequent election made in accordance with this subsection during the election period of such Participant. Such an election may be revoked, but not changed, without the consent of the Spouse.

     The Plan Administrator shall furnish to such Participant, no less than thirty (30) days and no more than ninety (90) days from the Annuity Starting Date, a written notification that includes a general explanation of the terms and conditions of the Qualified Joint and Survivor Annuity; the availability of the election provided by this Section and the effect of making such an election; the rights of the Spouse of the Participant; and the right to revoke a previous election and an explanation of the effect of such a revocation and the relative values of the various optional forms of retirement benefits under the Plan. Each Participant entitled to receive benefits in the form of a Qualified Joint and Survivor Annuity shall furnish proof satisfactory to the Plan Administrator of the age of his Spouse, within a reasonable period before the commencement of his retirement benefits.

Section  7.3          Optional  Forms  of  Retirement  Benefit
Subject to appropriate spousal consent, in lieu of the Normal Form of retirement benefit payable, a Participant may elect one or more of the optional forms of retirement benefit provided herein. Retirement benefits elected under these options shall be actuarially adjusted. Subject to spousal consent, the right is reserved to the Participant to modify or rescind the election at any time without the consent of the survivor or Beneficiary. If the death of the Participant occurs prior to the date benefits become payable, the option shall be inoperative and the only payment shall be that provided in Article VIII. Any election of an optional form of benefit shall be subject to the provisions of
Section  7.2A,  to  the  extent  applicable.

A Participant may elect different optional forms of benefit and different Annuity Starting Dates for his Pension Benefit and his Cash Balance Benefit. The FAP Benefit shall be payable in the Normal Form, Option 7.2, Option 7.2A, Option 7.2B, Option 7.2C, Option 7.2D, or Option 7.2E, as elected by the Participant, as of any proper Annuity Starting Date. The Pension Equity Benefit and the Cash Balance Benefit shall be payable in the Normal Form, Option 7.2, Option 7.2A, Option 7.2B, Option 7.2C, Option 7.2D, Option 7.2E or Option 7.2F, as elected by the Participant, as of any proper Annuity Starting Date.

Section  7.3A          Option  A
Option A shall be a reduced retirement benefit payable for the life of the Participant , and after his death, a designated amount, not to exceed such reduced benefit payable to the survivor during his lifetime. If the death of the Participant occurs on or after the date benefits commence, payments will be made to any designated Beneficiary under this Option A. If the death of the survivor occurs during the lifetime of the Participant, but prior to the Annuity Starting Date, Option A shall be inoperative, and the Participant shall be entitled to his retirement benefit otherwise payable. If the death of the survivor occurs during the lifetime of the Participant, but after the Annuity Starting Date, the Participant shall be entitled to receive only such reduced amount of retirement benefit as is provided by the election of Option A.

     The amount payable under this option is reduced, according to Actuarial Equivalent factors.

     If the designated amount to be payable to the survivor is other than one hundred percent (100%) or fifty percent (50%), the reduction will be further adjusted according to Actuarial Equivalent factors.

     If the yearly amount of retirement benefit payable to the designated survivor shall be less than one hundred twenty dollars ($120) or if the Participant does not furnish satisfactory proof of the age of the survivor prior to the Participant's actual retirement, Option A shall be inoperative.


Section  7.3B          Option  B
Option B shall be a reduced retirement benefit payable for the life of the Participant with payments after his death payable to a Beneficiary until an aggregate of 120 monthly payments have been made to the Participant and the Beneficiary. If the death of the Participant and the Beneficiary shall occur before an aggregate of 120 monthly payments shall have been made, the commuted value of the remainder of such 120 monthly payments shall be paid to the estate of the last to die.

     The Option B Benefit payable to a Participant retiring on or after his Normal Retirement Date will be ninety-four percent (94%) of the Normal Form. This percentage will be increased by .035 percent (.035%) for each complete month by which the Participant's actual retirement precedes his Normal Retirement Date.

Section  7.3C          Option  C
Option C shall be an increased retirement benefit payable only for the life of the Participant with no further payments after such Participant 's death. The benefit payable to a Participant retiring on or after his Normal Retirement Date will be one hundred two and one-half percent (102.5%) of the Normal Form. This percentage will be decreased by .015 percent (.015%) for each complete month by which the Participant's actual retirement precedes his Normal Retirement Date.

Section  7.3D          Social  Security  Adjustment  Option
At the timely written request of a Participant made prior to his elected Annuity Starting Date, payments made under the Normal Form or any optional form may be increased in the period prior to his attainment of his Social Security Retirement Age and reduced thereafter so that the monthly payments hereunder before attainment of his Social Security Retirement Age shall approximately equal the total of the reduced monthly payments after attainment of his Social Security Retirement Age and the monthly Social Security benefit then payable.

     If this option is elected, a factor shall be determined by subtracting from one (1.000), .006 times the number of complete months by which the Participant's actual retirement precedes the first day of the month in which he attains his
Social Security Retirement Age. The benefit payable commencing on the Participant's actual retirement shall be the benefit which would be payable if this option had not been elected, plus the product of such factor and the Participant's Social Security Benefit. The resulting increased benefit shall be payable for all monthly payments prior to the first day of the month nearest the Participant's sixty-second (62nd) birthday. Commencing on such date, and for all monthly payments thereafter, the increased benefit shall be reduced by the amount of the Participant's Social Security Benefit.

     If the increased benefit computed as above is less than the Participant's Social Security Benefit, the benefit payable under this option shall be determined by dividing the benefit which would be payable if this option had not been elected, by the factor determined as in the previous paragraph. The resulting benefit shall be payable for each month prior to the first day of the month in which the Participant attains his Social Security Retirement Age, and no benefit shall be payable to the Participant thereafter.

7.3E          "Pop-up"  Benefit
At the timely written request of a Participant made prior to his Annuity Starting Date, a Participant may elect a benefit which shall be calculated in accordance with the terms of this Section 7.3E. If a Beneficiary dies after the Participant's Annuity Starting Date and the Participant has selected any of the forms of benefit set forth in Section 7.2 or Section 7.3A, benefits payable to the Participant shall be reduced by an Actuarial Equivalent factor of .99, and any benefit payments made to the Participant after such death shall be payable as if the Participant had elected, with spousal consent, the Normal Form as set forth in Section 7.1, with the guarantee period commencing at the Annuity Starting Date. Payments made to the Participant prior to such death shall not be recalculated, and the Participant shall not receive any future adjustment in respect of payments made prior to the Beneficiary's death.

7.3F        Single Sum Payment-- Pension Equity Benefit and Cash Balance Benefit
Only
Any Participant may elect a single sum payment as calculated in the manner described in this Section 7.3F (a "Single Sum Payment") that is equal to the Participant's Pension Equity Benefit or Cash Balance Account as of the Annuity Starting Date.

Notwithstanding the above, for the Pension Equity Benefit, in no event shall the Single Sum Payment be less than the actuarial present value, calculated as of the Annuity Starting Date, of the Participant's Accrued Benefit attributable to the Pension Equity Benefit as of the Annuity Starting Date. Such actuarial present value shall be determined by assuming (a) for purposes of projecting the Pension Equity benefit as of the Annuity Starting Date to the Participant's Normal Retirement Date, in the aggregate, the 3% rate of increase is less than or equal to the Applicable Interest Rate as of the Annuity Starting Date, and
(b) the Applicable Interest Rate at the Participant's Normal Retirement Date equals the Applicable Interest Rate as of the Annuity Starting Date.

Notwithstanding the above, for the Cash Balance Benefit, in no event shall the Single Sum Payment be less than the actuarial present value, calculated as of the Annuity Starting Date, of the Participant's Accrued Benefit attributable to the Cash Balance Benefit as of the Annuity Starting Date. Such actuarial present value shall be determined by assuming (a) for purposes of projecting the Account as of the Annuity Starting Date to the Participant's Normal Retirement Date, in the aggregate, future Periodic Interest Rates are less than or equal to the Applicable Interest Rate as of the Annuity Starting Date, and (b) the Applicable Interest Rate at the Participant's Normal Retirement Date equals the Applicable Interest Rate as of the Annuity Starting Date.

Section  7.4          Small  Payments
If any benefit to which a Participant or Beneficiary would become entitled has a present value of less than three thousand five hundred ($3,500), the Plan Administrator shall make a Single Sum Payment of the entire amount of the Actuarial Equivalent value of such vested Accrued Benefit.

In accordance with Treas. Reg. sec. 1.417(e)-1T(d)(10)(ii), any distribution for which the Annuity Starting Date occurs in the one-year period beginning on October 1, 1997 must use the Applicable Interest Rate for making the valuation described in this Section, which would yield the larger distribution.

     For purposes of this section, if the present value of an employee's vested Accrued Benefit is zero, the employee shall be deemed to have received a distribution of such vested accrued benefit.

     In the event a Participant shall receive a Single Sum Payment described in this Section 7.4, the Credited Service on which such a Single Sum Payment was based shall count toward computing the benefit of the Participant on a subsequent termination of employment or retirement, but such a subsequent benefit shall be offset by the amount of retirement income previously paid to the Participant in the form of the Single Sum Payment.

Section  7.5          Direct  Rollovers
A Distributee may elect, at the time and in the manner prescribed by the Plan Administrator or its delegatee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover.

     As used herein, Eligible Rollover Distribution shall mean any distribution of all or any portion of the Distributee's Accrued Benefits except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9) and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

     As used herein, Eligible Retirement Plan shall mean an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution of the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employees' or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p) are Distributees with regard to the interest of the spouse or former spouse.

     A Direct Rollover shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Section  7.6          Restrictions  on  Benefits
Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefit, whether under the Plan or through the purchase of an annuity contract, shall be made in accordance with the requirements of Code
Section  401(a)(9) and the Regulations thereunder [including Proposed Regulation
Section 1.401(a)(9)-2]. For purposes of this Section, the life expectancy of the Participant and his Beneficiary shall be made as of the Participant's benefit commencement date and shall not be subject to recalculation.

     Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.


                          ARTICLE VIII - Death Benefits

Section  8.1          Death  Prior  to  Retirement/Employee  Contributions
The Beneficiary of a Participant who dies while an Employee shall receive a refund of his contributions made under the Plan, if any, plus credited interest.

Section  8.2          Death  After  Retirement
Benefit payments to a surviving Spouse or Beneficiary shall be made in accordance with the form of benefit election made by the Participant under
Article  VII.

Section  8.3          Election  of  Beneficiary
Each  Participant  shall  elect  a  Beneficiary  on  forms  provided by the Plan
Administrator for that purpose, and may change such Beneficiary from time to time, but no change of Beneficiary shall be effective unless notice thereof shall be given by the Participant to the Plan Administrator on forms provided by the Plan Administrator. Any such election shall be made in accordance with paragraphs (b), (c), and (d) of Section 7.2A. If any Participant shall fail to designate a Beneficiary, then it shall be conclusively presumed that he did designate as such Beneficiary the following persons in the order named: (a) his spouse, (b) his children, per capita, (c) his parents, per capita, or (d) his
                             --- ------                   --- ------
estate. Children by blood, marriage or adoption shall be considered children of a Participant. Under no circumstances shall the Company, any of the Affiliated Companies, or any insurance company be named as Beneficiary.

Section  8.4          Survivor    Benefit
A Participant's Beneficiary shall be eligible for a Survivor Benefit if on the date of his death he:

     (a)          was  an  Employee,  and

     (b) had five (5) Years of Credited Service, or was a disabled Participant under the terms of the Plan.

Section  8.4A
If  the  Participant was not eligible for Early Retirement but had completed ten
(10) years of Credited Service at the time of his death, the monthly amount of the Survivor Benefit payable to a Beneficiary shall be equal to forty percent (40%) of the Participant's monthly Normal Retirement Benefit (based solely on the FAP Benefit provisions) accrued at the date of his death, or twenty-five dollars ($25), if greater.

     Such Survivor Benefit shall be payable monthly to such eligible Beneficiary commencing with the first day of the month following the death of the Participant. The final monthly payment shall be made on the first day of the month immediately preceding or coinciding with the date of the Beneficiary's death.

Section  8.4B
If the Participant was eligible for Early Retirement on the date of his death, the monthly amount of the Survivor Benefit payable to an eligible Beneficiary shall be equal to fifty percent (50%) of the Participant's monthly Normal Retirement Benefit (based solely on the FAP Benefit provisions) accrued at the date of his death, or twenty-five dollars ($25), if greater. Such Survivor Benefit shall be payable monthly to such Beneficiary commencing on the first day of the month next following the Participant's date of death with the final payment made on the first day of the month immediately preceding or coinciding with the date of the Beneficiary's death.

Section  8.4C
If the Participant was not eligible for Early Retirement and had completed fewer than ten (10) years of Credited Service at the time of his death, the monthly amount of the Survivor Benefit payable to Beneficiary shall be equal to the benefit the Beneficiary would have been entitled to receive (based solely on the FAP Benefit provisions) if the Participant had terminated employment on the day of his death, survived to the first day of the month following the date he would have attained age fifty-five (55), retired on that date, and elected to receive benefits in the form of a Joint and 50% Survivor Annuity.

Section 8.5 Pension Equity and Cash Balance Account Death Benefit If a Participant dies before his Annuity Starting Date, a death benefit shall be payable, solely based on the Accrued Benefit attributable to the Pension Equity Benefit and Cash Balance Account, to his Beneficiary as follows:

(a) If the Participant's Beneficiary is any person other than his Spouse, there shall be paid to such Beneficiary as soon as practicable after the Participant's death occurs (but in no event later than the December 31 of the Plan Year with contains the fifth anniversary of the Participant's death), a Single Sum Payment equal to his Pension Equity Benefit and Cash Balance Account as of the last day of the month in which the death of the Participant occurs.

(b) If the Participant's Beneficiary is his Spouse, such Spouse shall be entitled to a single life annuity, payable monthly, calculated over her life expectancy, where such annuity is the Actuarial Equivalent of the Pension Equity Benefit and Cash Balance Account to which such Participant would have been entitled had he terminated employment on his date of death, commencing on the first day of any month on or after the date the Participant died. In the case of a Participant who dies prior to attaining age 65, such annuity may commence as of any date elected by the Spouse after the date of death and prior to the date the Participant would have attained age 65. Alternatively, the Spouse may request to receive, in lieu of any other benefits under the Plan to which she would otherwise be entitled, a distribution of the value of the Participant's Pension Equity Benefit and Cash Balance Account as of his date of death, payable in a single sum as soon as practicable after the Participant's death.

(c) Notwithstanding subsections (a) and (b) above, if the Actuarial Equivalent lump sum value of a Participant's vested Accrued Benefit (or, if greater, the vested value of the Participant's Pension Equity Benefit and Cash Balance Account) as of the date of such Participant's death does not exceed $3,500, such Actuarial Equivalent lump sum value shall be paid to the Beneficiary as soon as practicable thereafter in a single sum.

8.6          Qualified  Preretirement  Survivor  Annuity  Provisions
The benefits payable to a Beneficiary who is a Spouse under Section 8.4, 8.4A, 8.4B, 8.4C and 8.5 must be paid to the Spouse in the form of a single life annuity over the Spouse's lifetime (a "preretirement survivor annuity") unless elected otherwise in accordance with this Section 8.6.

 (a) No earlier than the first day of the Plan Year in which a Participant attains age 32 and no later than the last day of the Plan Year in which a Participant attains age 34 (or in the case of a person who becomes a Participant who has terminated employment before age 35, with the year after termination of employment), the Committee shall furnish to a Participant a written explanation in non-technical language of (a) the terms and conditions of the preretirement survivor annuity, (b) the Participant's right to make, and the effect of, an election to waive the preretirement survivor annuity form of benefit, (c) the rights of the Participant's Spouse to consent or withhold consent in connection with the election, and (d) the Participant's right to make, and the effect of, a revocation of an election.

(b) An election to waive the preretirement survivor annuity must be made in writing by the Participant and the Participant's Spouse at any time in the period beginning on the earlier of the first day of the Plan Year in which the Participant attains age 35 or the date the Participant terminates his employment with the Company and ending on the date of the Participant's death. The Committee may permit a Participant and his Spouse to waive a preretirement survivor annuity before the Plan Year in which the Participant attains age 35, but such a waiver is not effective in or after the Plan Year in which the Participant attains age 35. The election or the revocation of an election must be signed by the Participant and the Participant's Spouse and the Spouse's signature must be witnessed by a Plan representative or notary public. The Participant must inform the Committee as to any change on his marital status and until so informed the Committee shall be entitled to rely on the Participant's assertion of marital status as originally established.

                          ARTICLE IX - Vested Benefits

Section  9.1          Return  of  Contributions
A non-vested Participant who terminates employment shall have his prior contributions, if any, plus credited interest refunded. A vested Participant who terminates employment may request a return of his entire amount of prior contributions, if any, plus credited interest. Upon re-employment, repayment of withdrawn contributions shall not be permitted. The benefit accrual of a non-vested Participant shall be reduced to reflect such withdrawal in accordance with Section 6.6. The amount of Vested Deferred Benefit of a vested Participant shall be reduced to reflect any such withdrawal in accordance with Section 6.6.

Section  9.2          Form  of  Benefit
A  Participant's  Vested  Deferred Benefit shall be payable pursuant to Sections
7.1 and 7.2. A Participant may request his Vested Deferred Benefit to be paid in any of the optional forms pursuant to Section 7.3, in the manner provided for therein.

Section  9.3          Survivor  Benefit  --  Vested  Terminated  Participant
A  Participant's Beneficiary  shall be eligible for a Survivor's Vested Deferred
Benefit    (based  solely  on  the FAP Benefit provisions) if on the date of his death  he:

     (a)          was not an Employee, and was vested pursuant to Article IV, or

     (b)      was an Employee who had more than five (5) years but less than ten
(10)  years  of  Credited  Service.

     The monthly amount of the Survivor's Vested Deferred Benefit payable to a Beneficiary (based solely on the FAP Benefit provisions) shall be equal to the benefit the Beneficiary would have been entitled to receive if the Participant had survived to the first day of the month following the date he would have attained age fifty-five (55) (or, if later, the first day of the month following the date of the Participant's death), retired on that date, and elected to receive benefits in the form of a Joint and 50% Survivor Annuity.

     Such survivor's Vested Deferred Benefit shall be payable monthly to such spouse commencing on the first day of the month next following the date the Participant would have attained age fifty-five (55), with the final payment made on the first day of the month immediately preceding or coinciding with the date of the Beneficiary's death.

9.4          Pension  Equity  and  Cash  Balance  Account  Death  Benefit
Any Participant with a Vested Deferred Benefit who is vested in any portion of his Cash Balance Account as provided in Section 4.1(b) or who is vested in his Pension Equity Benefit shall be eligible for a death benefit based on his Pension Equity Benefit and/or Cash Balance Account in the manner provided under
Section  8.5  and  Section  8.6.


               ARTICLE X - Permanent And Total Disability Benefit

Section  10.1          Permanent  and  Total  Disability  Defined
"Permanent and Total Disability" means the inability of an Employee to carry on the duties of his occupation, or another occupation for which he is or may become qualified by education, training or experience, because of an illness or injury of unavoidable cause for a period of at least six (6) consecutive months; provided that such incapability has been determined to be permanent by a physician selected by the Plan Administrator. Such incapability shall be deemed to have resulted from unavoidable cause unless it resulted from (a) his having engaged in a felony; (b) his habitual use of drugs, intoxicants, or narcotics;
(c) a deliberately self-induced sickness or injury; or (d) injury received or disease contracted in service with the Armed Forces.

Section 10.2 Vesting and Benefit Accrual During Periods of Disability A Permanent and Total Disability shall not constitute a severance from service. A Participant who has had or has a Permanent and Total Disability shall be paid an annual retirement benefit commencing on his Normal Retirement Date, in accordance with the provisions of Article X hereof except that his Credited Service shall include his period of Permanent and Total Disability. The Participant's Social Security Offset shall be calculated as if he severed from service on his date of disablement.

Section 10.3 Effect of Re-employment Upon Cessation of Disability If a Participant with a Permanent and Total Disability is re-employed by any of the Affiliated Companies, his period of absence from cessation of employment to re-employment shall be included in his Credited Service; and such a Participant shall resume active participation in this Plan as of the date of his re-employment.

Section 10.4 Effect of Failure of Re-employment Upon Cessation of Disability If prior to his Normal Retirement Date, a Participant no longer qualifies as one with a Permanent and Total Disability and he does not elect to return to the employ of the Company or one of the Affiliated Companies, such Participant's rights to further benefits shall be determined in accordance with the terms and conditions of this Plan as though he had terminated his employment with the Company or one of the Affiliated Companies as of the date he no longer qualifies as a Participant with a Permanent and Total Disability.

Section  10.5          Physical  Examination  Requirements
The  Plan  Administrator  shall  interpret and administer the provisions of this
Article X in a uniform manner so as to preclude any individual selection or discrimination. Prior to what would have been his Normal Retirement Date, a Participant with a Permanent and Total Disability shall submit to any medical examination which may be requested from time to time by the Plan Administrator, but not more often than annually. The physician or clinic making the medical examination shall be selected by the Plan Administrator and expenses resulting therefrom shall be borne by the Plan Administrator. On the basis of any such medical examination or other fact from any source the Plan Administrator may disqualify a Participant with a Permanent and Total Disability. In the event a Participant with a Permanent and Total Disability refuses to submit to a medical examination, the Plan Administrator shall in its sole discretion disqualify him as a Participant with a Permanent and Total Disability until he submits to the medical examination and it is determined in accordance with the terms of this Section that he continues to qualify as a Participant with a Permanent and Total Disability.

10.6          Pension  Equity  Disability  Benefit
Notwithstanding anything herein to the contrary, this Section 10.6 shall determine the Pension Equity Benefit payable to any Participant who is an Admin Employee and has a Permanent and Total Disability while an Employee. A Permanent and Total Disability shall not constitute a severance from service, and such a Participant shall continue to accrue a Pension Equity Benefit as if his service while on Permanent and Total Disability was Credited Service. Such a Participant who has had or has a Permanent and Total Disability shall be paid an annual retirement benefit commencing on the later of his Normal Retirement Date or the date benefits cease under the long-term disability plan of the Company or an Affiliated Company, except that his Credited Service shall include his period of Permanent and Total Disability, and that earnings remain constant at the annual rate in effect on the date of disability. Such a Participant's Social Security Covered Compensation shall be the same as that in effect on the date of disability.


               ARTICLE XI - Continental Baking Company Provisions

Section  11.1          Application
This Article applies to those Participants in the Plan who were participants in the Continental Baking Company Retirement Plan for Salaried Employees (the CBC
Plan) prior to June 1, 1985 and who were covered under the provisions of the CBC Plan which formed a part of this Plan prior to January 1, 1986 and who were actively employed or accruing benefits on January 1, 1986. To the extent provided in this Article, the special provisions of this Article shall supersede the provisions in the other Articles of this Plan shall control the rights and benefits of Participants.

Section  11.2          Definitions
With respect to the provisions of this Article, the following words and phrases shall have the meanings set forth below.

(a) "CBC Social Security Early Retirement Factor" means the factor used to reduce the CBC Transitional Offset Amount for payment before Normal Retirement Date as determined under the provisions of the CBC Plan which factors are incorporated by reference herein.

(b) "CBC Standard Grandfathered Benefit" means an amount equal to a Participant's accrued benefit payable at Normal Retirement Date determined under the provisions of the CBC Plan based on his salary and service under such plan through December 31, 1985.

(c) "CBC Standard Grandfathered Early Retirement Benefit" means an amount equal to the sum of

(i)          the  greater  of

(A) the CBC Standard Grandfathered Benefit reduced by the early reduction factors set forth in the CBC Plan which factors are incorporated by reference herein, or

(B)          the  Ralston Purina Past Service Benefit reduced in accordance with
Section  6.3a;  plus

(ii)        the Ralston Purina Future Service Benefit reduced in accordance with
Section  6.3a.

(d) "CBC Standard Normal Retirement Benefit" means an amount equal to the sum of

(i)          the  greater  of

(A)          the  CBC  Standard  Grandfathered  Benefit,  or

(B)          the  Ralston  Purina  Past  Service  Benefit;  plus

(ii)          the  Ralston  Purina  Future  Service  Benefit.

(e) "CBC Transitional Benefit Amount" means an amount equal to a Participant's accrued benefit on December 31, 1985 payable at Normal Retirement Date determined under the revisions of the CBC Plan prior to the application of the Social Security Offset under such plan.

(f) "CBC Transitional Offset Amount" means an amount equal to the Social Security offset applied at Normal Retirement Date computed under the terms of the CBC Plan as of December 31, 1985 except that earnings after December 31, 1985 shall be assumed to remain level until a Participant attains age fifty-five
(55)  after  which  earnings  are assumed to equal zero (0) until age sixty-five
(65).   If a Participant is age fifty-five (55) or over on January 1, 1986, zero
(0)  future  earnings  shall  be  assumed  to  age  sixty-five  (65).

(g) "Prorated Early Retirement Factor" means the reduction factor which equals the sum of

(i) the appropriate early retirement reduction under the CBC Plan for the age of the Participant as of his Early Retirement Date multiplied by a fraction the numerator of which is the amount of his Credited Service earned prior to January 1, 1986 and the denominator of which is his total Credited Service; plus

(ii) the appropriate early retirement reduction under this Plan for the age of the Participant as of his Early Retirement Date multiplied by a fraction the numerator of which is the amount of his Credited Service earned after December 31, 1985 and the denominator of which is his total Credited Service.

(h) "Ralston Purina Future Service Benefit" means an amount equal to the benefit determined in accordance with either Section 5.1 or Section 5.2, as applicable, for Credited Service earned after December 31, 1985.

(i) "Ralston Purina Past Service Benefit" means an amount equal to the benefit determined in accordance with either Section 5.1 or Section 5.2, as applicable, based on the Participant's Average Annual Earnings as of the date the benefit is determined and Credited Service determined under the CBC Plan through December 31, 1985.

Section  11.3       Normal Retirement Benefit for Former Participants in the CBC
Plan
The Normal Retirement Benefit of any Participant who was a participant in the CBC Plan shall equal the greater of

(a)          the  CBC  Standard  Normal  Retirement  Benefit,  or

(b)          the  CBC  Standard  Grandfathered  Early  Retirement  Benefit,  or

(c)          the  CBC  Transitional  Benefit  Amount.

Section 11.4 Early Retirement for Former Participants in the Continental Baking Company Salaried Pension Plan
The Early Retirement Benefit of any Participant who was a participant in the CBC Plan shall equal the CBC Standard Grandfathered Early Retirement Benefit except for Participants eligible for the Transitional Early Retirement Benefit.

Section  11.5          Transitional  Early  Retirement  Benefit
Any Participant who was a participant in the CBC Plan shall be entitled to an Early Retirement Benefit determined in accordance with this Section provided that on December 31, 1985 the sum of such Participant's age and Credited Service equals or exceeds sixty (60), such Participant was in active service on January 1, 1986 and such Participant retires while eligible for Early Retirement.

(a) The Transitional Early Retirement Benefit which is payable prior to attainment of age sixty-two (62) shall be an amount equal to the greater of

(i)          the  sum  of

(A) the CBC Transitional Benefit Amount reduced by the Continental Baking Company early retirement factor, but not less than the Ralston Purina Past Service Benefit reduced in accordance with Section 6.3a, plus

(B)         the Ralston Purina Future Service Benefit reduced in accordance with
Section  6.3a;  or

(ii)          the  sum  of

(A) the CBC Transitional Benefit Amount reduced by the Prorated Early Retirement Factor; but not less than the Ralston Purina Past Service Benefit reduced by the Prorated Early Retirement Factor, plus

(B) the Ralston Purina Future Service Benefit reduced by the Prorated Early Retirement Factor.

(b) The Transitional Early Retirement Benefit payable upon attainment of age sixty-two (62) shall be an amount equal to the greater of

(i)          the  sum  of

(A) the product of the CBC Transitional Benefit Amount times the Continental Baking Company Early Retirement Factor less the product of the CBC Transitional Offset Amount times the CBC Social Security Early Retirement Factor; but not less than the Ralston Purina Past Service Benefit reduced in accordance with
Section  6.3a,  plus

(B)         the Ralston Purina Future Service Benefit reduced in accordance with
Section  6.3c;  or

(ii)          the  sum  of

(A) the product of the CBC Transitional Benefit Amount times the Prorated Early Retirement Factor less the product of the CBC Transitional Offset amount times the CBC Social Security Early Retirement Factor; but not less than the Ralston Purina Past Service Benefit reduced by the Prorated Early Retirement Factor, plus

(B) the Ralston Purina Future Service Benefit reduced by the Prorated Early Retirement Factor.

Section  11.6          Optional  Benefit  Amounts

(a) The amount of any optional retirement benefit payable at Normal Retirement Date elected by a Participant who was a former participant in the CBC Plan shall equal the greater of

(i) the CBC Standard Grandfathered Benefit multiplied by the appropriate option factor set forth in the CBC Plan which factors are incorporated by reference herein, or

(ii) the CBC Standard Normal Retirement Benefit multiplied by the appropriate option factor set forth in Article VII.

(b) The amount of any optional retirement benefit payable at Early Retirement Date elected by a Participant who was a participant in the CBC Plan shall equal the greater of

(i) the amount in (a)(1) above reduced by the Continental Baking Company early retirement reduction factors, or

(ii)         the amount in (a)(2) above reduced in accordance with Section 6.3a.

(c) For a Participant eligible for the Transitional Early Retirement Benefit the amount of any optional benefit payable after age sixty-two (62) shall be an amount equal to the greater of

(i)          the  sum  of

(A) the product of the CBC Transitional Benefit Amount times the Continental Baking Company early retirement reduction factors less the product of the CBC Transitional Offset Amount times the CBC Social Security Early Retirement Factor such difference multiplied by the appropriate Continental Baking Company option factor; but in no event shall such amount be less than the Ralston Purina Past Service Benefit reduced in accordance with Section 6.3a and multiplied by the option factors in Article VII; plus

(B)         the Ralston Purina Future Service Benefit reduced in accordance with
Section  6.3a  and multiplied by the option factors set forth in Article VII; or

(ii) the amount in (c)(1) above determined by replacing the Continental Baking Company early retirement reduction factors and the Section 6.3a reduction with the Prorated Early Retirement Reduction Factor.

(d) The optional form of the Transitional Early Retirement Benefit payable prior to attainment of age sixty-two (62) shall be an amount equal to the sum of

(i) the benefit determined in (c)(1) or (c)(2) above whichever is applicable; plus

(ii)          the  difference  between

(A) the Transitional Early Retirement Benefit before attainment of age sixty-two (62) without adjustment for any optional benefit; less

(B) the Transitional Early Retirement Benefit after attainment of age sixty-two (62) without adjustment for any optional benefit.

Section  11.7          Change  in  Employment  Status
If an employee is transferred to this Plan from another plan sponsored by the Company or an Affiliated Company, for the time the Employee was covered under this Plan, his benefit first shall be calculated pursuant to Section 5.1 or 11.3, whichever is applicable, using all Credited Service under both plans multiplied by a fraction, the numerator of which is Credited Service the Employee earned under the Plan and the denominator of which is the total Credited Service under all plans. Once the Employee completes three (3) years of Credited Service under this Plan, his benefit shall be calculated pursuant to
Section 5.1 or Section 11.3, whichever is applicable, using all Credited Service with both plans less the amount of actual benefit payable under any other defined benefit plans sponsored by the Company or an Affiliated Company. The Participant's final Average Annual Earnings will be his actual Average Annual Earnings regardless of which payroll he is paid under at the time of his retirement or termination.

Section 11.8 Interstate Bakeries Corporation Provisions Notwithstanding the foregoing, nonbargained administrative employees of Continental Baking Company who, as of the effective date of the sale of the
Continental Baking Company to Interstate Bakeries Corporation, have either (a) attained age 50 but have not attained age 56, or (b) have a number years in age plus Credited Service at least equal to 65 shall be eligible for an enhanced retirement benefit. Such enhancements are (a) changing the early retirement reduction factor for terminated vested participants from 5% per year from age 65 to 5% per year from age 62, and (b) the applicable Social Security offset would not include any estimate of future earnings after the effective date of the sale of the Continental Baking Company to Interstate Bakeries Corporation.

                ARTICLE XII - Eveready Battery Company Provisions

Section  12.1          Application
This Article applies to those Participants in the Plan who were either participants in the Retirement Program Plan for Employees of Union Carbide
Corporation and its Participating Subsidiary Companies (the "Union Carbide Plan") as of June 30, 1986 or Participants who, subsequent to June 30, 1986, were employed by Eveready Battery Company; provided that:

(a) This Article applies only to Participants who were actively employed or accruing benefits on December 31, 1992; and

(b) Any Participant who was initially employed by one of the Affiliated Companies other than Eveready Battery Company and who is later employed by Eveready Battery Company shall not be covered by this Article.

     In the event of a conflict, the provisions contained in this Article shall supersede other provisions of the Plan. Other Articles of this Plan shall govern in the case of matters not specifically addressed in this Article XII.

Section  12.2          Definitions
For purposes of this Article XII, the following words and phrases shall have the meanings set forth below:

(a) "Company Service Credit" means a Participant's years and completed months of service through December 31, 1992. Such service shall include Credited Service for periods prior to July 1, 1986 under the terms of the Union Carbide Plan and Credited Service as defined in Section 1.9 for periods after June 30, 1986.

Credited Service shall include Credited Service for periods prior to July 1, 1986 under the terms of the Union Carbide Plan.

(b) "Straight Time Earnings" mean the straight time portion of compensation including, without limitation, shift differential or shift premium, such sales commissions as the Company or the Affiliated Companies may from time to time determine, amounts awarded pursuant to court order or in settlement of actions arising under the Age Discrimination in Employment Act or Title VII of the Civil Rights Act of 1964 (but only to the extent such awards or settlements are in lieu of the straight time portion of compensation which the Participant would otherwise have earned), and annual incentive compensation awards for the year awarded (Incentive Compensation) received from the Company or the Affiliated Companies for the established regular working schedule of the Participant, determined prior to any reduction pursuant to any plan maintained by the Company or one of the Affiliated Companies that meets the requirements of Sections 401(a) and 401(k) of the Code. The determination of the Benefits Policy Board as to what constitutes compensation under this subparagraph shall be conclusive.

     For periods prior to July 1, 1986, Straight Time Earnings shall refer to Compensation under the terms of the Union Carbide Plan.

(c) "Average Straight Time Annual Earnings" means the average of Straight Time Earnings for the three full calendar years in which Straight Time Earnings was largest during the ten (10) full calendar years ending with 1992.

(d)          "Frozen  Social  Security Benefit" means the annual Social Security
benefit  used  to  determine  the  Frozen  Accrued  Benefit.   The Frozen Social
Security  Benefit  shall  be  determined  as  follows:

(i) For a Participant who is eligible for EBC Early Retirement on December 31, 1992 and has attained age sixty-two (62) on or before that date, his Frozen Social Security Benefit will be calculated assuming he will have zero compensation in 1993 or later and that his Social Security benefit will commence on January 1, 1993; provided that such calculation presumes that the Participant has always had compensation at least equal to the Social Security Wage Base.

(ii) For a Participant who is eligible for EBC Early Retirement on December 31, 1992 but who has not attained age sixty-two (62) on or before that date, his Frozen Social Security Benefit will be calculated assuming he will have zero compensation in 1993 or later and that his Social Security benefit will commence at age sixty-two (62); provided that such calculation presumes that the Participant has always had compensation at least equal to the Social Security Wage Base.

(iii) For a Participant who is not eligible for EBC Early Retirement on December 31, 1992, his Frozen Social Security Benefit will be calculated as the lesser of the following two amounts:

(A) his Social Security benefit calculated assuming he will have level compensation from 1993 through attainment of age fifty (50) and zero compensation thereafter, provided that his Social Security benefit will commence at age sixty-two (62) and further provided that such calculation presumes that the Participant has always had and will continue to have Compensation at least equal to the Social Security Wage Base; and

(B) his Social Security benefit calculated assuming he will have level compensation from 1993 through attainment of age fifty (50) and zero compensation thereafter, provided that his Social Security benefit will commence at his Normal Retirement Date.

(e) Maximum Rate of Social Security Offset equals the factor from Table 1 corresponding to a Participant's age on December 31, 1992. Participants whose age was fifty-seven (57) or greater on December 31, 1992 shall be deemed to have a Maximum Rate of Social Security Offset equal to fifty percent (50%).

(f) Transitional refers to eligibility for favorable transitional treatment accorded to certain older and longer service Participants. Participants who were
(i) employed by Eveready Battery Company on January 1, 1988 and (ii) whose attained age plus Credited Service on that date totaled fifty (50) or more are referred to as Transitional.

(g) EBC Early Retirement refers to a Participant's entitlement to elect to retire prior to his Normal Retirement Date. A Participant is not eligible to retire until he has either (1) reached an Early Retirement Date as described in
Section 1.11 or (2) has both attained age fifty (50) and completed ten (10) years of Credited Service.

If a Participant's employment is terminated by the Company or one of the Affiliated Companies for any reason other than for cause, such Participant is eligible to retire if he has both attained age forty-eight (48) and completed eight (8) years of Credited Service.

A Participant is not eligible for EBC Early Retirement unless he has satisfied the preceding requirements. Notwithstanding, a Participant who terminates employment with a vested benefit pursuant to Section 6.4 before attaining EBC Early Retirement eligibility may elect to commence benefits anytime after he has attained age fifty (50).

(h) EBC Early Commencement Factor for a Participant eligible for EBC Early Retirement equals the factor from Table 2 corresponding to a Participant's age and Credited Service at retirement.

     In the case of a Participant whose employment is terminated by the Company one of the Affiliated Companies for any reason other than for cause and who is eligible for EBC Early Retirement, the factors in Table 3 shall be used in lieu of those in Table 2.

     The EBC Early Commencement Factor for a Participant who is not eligible for EBC Early Retirement but who is vested within the meaning of Section 6.4 shall equal one hundred percent (100%) decreased by 5/9ths of one percent (5/9 of 1%) for each of the first thirty-six (36) complete months by which the Participant's actual retirement precedes his Normal Retirement Date and further decreased by 5/12ths of one percent (5/12 of 1%) for months in excess of thirty-six (36).

(i) RPC Early Commencement Factor equals the factor from Table 4 corresponding to a Participant's age when payments commence, Transitional status and retirement eligibility. For Participants who retire at age fifty-five (55) or later, Table 4 yields the same result as does Section 6.3a.

(j) Carbide Plan Benefit equals the annual benefit, if any, to which a Participant is entitled under the terms of the Union Carbide Plan pursuant to service rendered to Union Carbide Corporation before July 1, 1986. The Carbide Plan Benefit shall be determined presuming commencement of payments on the same date as under this Plan and that the Carbide Plan Benefit will be paid in the form of a life annuity under the Union Carbide Plan.

(k) Future Service equals Credited Service for the period beginning January 1, 1993.

(l)          Capped  Future  Service  equals  the  lesser  of  (1)  and  (2):

(i)          Future  Service;  and

(ii)          The  excess,  if  any,  of forty (40) over Company Service Credit.

Section  12.3          Frozen  Accrued  Benefit
A Frozen Accrued Benefit will be determined for each Participant as of December 31, 1992 to be the greatest of (a), (b) and (c):

(a) Regular Formula. An annual benefit equal to one and one-half percent (1-1/2%) times Average Straight Time Annual Earnings times Company Service Credit, plus one hundred forty-four dollars ($144);

(b)        Alternate Formula.  An annual benefit equal to the excess of (1) over
(2),  but  not  less  than  zero:

(i) One and one-half percent (1.5%) times Average Straight Time Annual Earnings times Company Service Credit.

(ii)      The Frozen Social Security Benefit multiplied by the lesser of (i) and
(ii),  where  (i)  equals  one and one-half percent (1.5%) times Company Service
Credit  and  (ii)  equals  the  Maximum  Rate  of  Social  Security  Offset; and

(c)         Minimum Formula.  An annual benefit equal to the sum of (1), (2) and
(3):

(i) Sixty dollars ($60) times the first ten (10) years of Company Service Credit plus eighty-four dollars ($84) times the next ten (10) years of Company Service Credit plus one hundred eight dollars ($108) times years of Company
Service  Credit  in  excess  of  twenty  (20).

(ii) Ten percent (10%) minus one percent (1%) for each year Company Service Credit is less than eight (8) years; the resulting percentage is multiplied by Average Straight Time Annual Earnings.

(iii)          One  hundred  forty-four  dollars  ($144).

Section  12.4          Retirements  After  January  1,  1993
The benefit payable to a Participant who retires after January 1, 1993, prior to adjustment for optional forms, shall equal (a) plus (b) minus the Carbide Plan Benefit. This benefit is payable in the Normal Form as described in Section 7.1.

(a) Past Service Benefit. The annual Past Service Benefit equals the greater of the Ralston Purina Company Past Service Benefit and the Frozen Past Service Benefit as follows:

(i) Ralston Purina Company Past Service Benefit. The annual Ralston Purina Company Past Service Benefit equals the greater of (A) and (B), multiplied by the appropriate Ralston Purina Company Early Commencement Factor:

(A) The Normal Retirement Benefit as defined in Section 5.1, except that Company Service Credit shall be substituted for Credited Service in applying the provisions of Section 5.1 and in determining the numerator of the fraction described in the determination of the Social Security Offset in Section 1.26 (the denominator of the fraction described in Section 1.26 is not affected).

The Social Security Benefit is determined in accordance with Section 1.25, except that a Participant who is eligible for EBC Early Retirement, is not Transitional and has not satisfied the requirements for Early Retirement pursuant to Section 1.11 will be calculated in accordance with Section 1.25(d);

(B) The Minimum Normal Retirement Benefit as defined in Section 5.1(a)(ii)(, except that Company Service Credit shall be substituted for Credited Service in applying the provisions of Section 5.1.(a)(ii) and the maximum covered Average Annual Earnings shall be thirty thousand dollars ($30,000) instead of fifteen thousand dollars ($15,000).

(ii) Frozen Past Service Benefit. The annual Frozen Past Service Benefit equals the Frozen Accrued Benefit multiplied by the appropriate EBC Early Commencement Factor.

(b) Future Service Benefit. The annual Future Service Benefit equals the greater of (i) and (ii), multiplied by the appropriate Early Commencement
Factor:

(i) The Normal Retirement Benefit as defined in Section 5.1, except that Capped Future Service shall be substituted for Credited Service in applying the provisions of Section 5.1 and Future Service shall be substituted for Credited Service in determining the numerator of the fraction described in the determination of the Social Security Offset in Section 1.26 (the denominator of the fraction described in Section 1.26 is not affected).

The Social Security Benefit is determined in accordance with Section 1.25, except that a Participant who is eligible for EBC Early Retirement, is not Transitional and has not satisfied the requirements for Early Retirement pursuant to Section 1.9 will be calculated in accordance with Section 1.25(d);

(ii) The Minimum Normal Retirement Benefit as defined in Section 5.1(a)(ii), except that "Capped Future Service" shall be substituted for "Credited Service" in applying the provisions of Section 5.1(a)(ii) and the maximum covered Average Annual Earnings shall be thirty thousand dollars ($30,000) instead of fifteen thousand dollars ($15,000).

Section  12.5          Optional  Forms
All optional forms of retirement benefit to the extent provided in Article VII are available to Eveready Battery Company employees, as modified by Article VII and as modified below:

(a) Ten (10) Year Certain and Continuous. The Option B benefit payable to a Participant retiring on or after his Normal Retirement Date, as described in
Section 7.3B, will equal ninety-four percent (94%) of the Normal Form. This percentage will be increased by .035 percent (.035%) for each of the first 120 complete months by which the Participant's actual retirement precedes his Normal Retirement Date and further increased by .015 percent (.015%) for months in excess of 120.

(b) Life Annuity. The Option C benefit payable to a Participant retiring on or after his Normal Retirement Date, as described in Section 7.3C, will equal
102.5 percent (102.5%) of the Normal Form. This percentage will be decreased by .015 percent (.015%) for each of the first 120 complete months by which the
Participant's actual retirement precedes his Normal Retirement Date and further decreased by .007 percent (.007%) for months in excess of 120.

(c) Social Security Adjustment Option. The factor used to determine benefits payable under the Social Security Adjustment Option, as defined in
Section 7.3D, is modified as follows. The factor equals one hundred percent (100%) reduced by .6 percent (.6%) for each of the first eighty-four (84) months by which the Participant's actual retirement precedes the first day of the month nearest his sixty-second (62nd) birthday, and further reduced by .3 percent (.3%) for months in excess of eighty-four (84).

(d) Children's Benefit. An optional form of payment in addition to those provided pursuant to Article VII provides a reduced benefit for the life of a Participant plus, following the death of the Participant, fifty percent (50%) of the amount payable during the life of the Participant will be paid to the designated surviving child of the Participant; provided, however, that such payments shall cease upon the earlier of the death of the child or the date the child attains age twenty-three (23).

The following factors shall be used to determine the amount of applicable reduction associated with this form; such factors shall be interpolated or extrapolated as necessary but shall in no event exceed one hundred percent (100%):

                    Retirement  Age
                    ---------------

               Age  of  Child              60          65
               --------------          ------          --

                        5          95.9%          93.4%
                      15          99.1          98.5

Section  12.6          Surviving  Spouse's  Benefit  of  Active  Participant
An active Participant's surviving spouse shall be eligible for a Surviving Spouse's Benefit pursuant to Article VIII modified as follows:

(a) The Surviving Spouse's Benefit of a Participant who dies on or after satisfying the requirements for Early Retirement as defined in Section 1.9 shall be determined in accordance with Section 8.4B;

(b) The Surviving Spouse's Benefit of a Participant who dies on or after becoming eligible for EBC Early Retirement and who is Transitional shall be determined in accordance with Section 8.4B;

(c) The Surviving Spouse's Benefit of a Participant who dies on or after becoming eligible for EBC Early Retirement and who is not Transitional shall be determined in accordance with Section 8.4A;

(d) The Surviving Spouse's Benefit of a Participant who dies before becoming eligible for EBC Early Retirement but after completing ten (10) years of Credited Service shall be determined in accordance with Section 8.4A; and

(e) The Surviving Spouse's Benefit of a Participant who dies before completing ten (10) years of Credited Service but after attaining vested status as described in Section 6.4 shall be determined in accordance with Section 8.4C.

Section 12.7 Surviving Spouse's Benefit of Vested Terminated Participant The provisions of Section 9.3 shall apply, except that age fifty (50) shall be substituted for age fifty-five (55).

Section  12.8          Disability  Benefit
Article X, which provides for continued accrual of pension benefits while disabled, shall apply to Participants covered by this Article XII.

Section  12.9          Adjustment  for  Pension  Equity  Benefit  Provisions
The Plan benefit of any Participant whose Plan benefit is determined with reference to this Article XII and who elects a Pension Equity Benefit shall be adjusted in accordance with Appendix C. Similar adjustments shall also apply for calculating death benefits payable from the Pension Equity Benefit. The disability benefit provided for by Section 10.6 shall be reduced by the Carbide Plan Benefit payable at age 65.

                       ARTICLE XIII - Plan Administration

Section  13.1          Plan  Administrator
Ralston Purina Company, as the Plan Administrator, shall have the responsibility for carrying out the provisions of the Plan and the general administration of the Plan.

Section  13.2          Benefits  Council

(a) The claims fiduciary for the Plan, in accordance with Article XVIII, shall be the Benefits Council, to be comprised of no less than three persons appointed by the Chairman of the Board of Ralston Purina Company.

(b) Any person appointed a member of the Benefits Council shall signify his acceptance by filing a written acceptance with the Secretary of the Benefits Council. Any member of the Benefits Council may resign by delivering his written resignation to the Secretary of the Benefits Council, and such resignation shall become effective upon the date specified therein.

(c) The Chairman of the Board shall appoint a Chairman and a Secretary of the Benefits Council. The Benefits Council may appoint from its members such committees with such powers as it shall determine, and may authorize one or more of its members, or any agent, to execute or deliver any instrument or make any payment in its behalf.

(d) The Benefits Council shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

(e) A majority of the members of the Benefits Council shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Benefits Council shall be by the vote of a majority of the members of the Benefits Council present at any meeting or without a meeting by an instrument in writing signed by a majority of the members of the Benefits Council.

Section  13.3          Benefits  Policy  Board

(a) The Benefits Policy Board shall have the authority to amend the Plan to the extent the annual cost to the Plan resulting from such amendment does not exceed two hundred fifty thousand dollars ($250,000). Members of the Benefits Policy Board are appointed by the Chief Executive Officer.

(b) Any person appointed a member of the Benefits Policy Board shall signify his acceptance by filing a written acceptance with the Secretary of the Benefits Policy Board. Any member of the Benefits Policy Board may resign by delivering his written resignation to the Secretary of the Benefits Policy Board and such resignation shall become effective upon the date specified therein.

(c) The Benefits Policy Board shall elect from its members a Chairman, and shall also elect a Secretary who may be, but need not be, one of the members of the Benefits Policy Board. The Benefits Policy Board may appoint from its members such committees with such powers as it shall determine, and may authorize one or more of its members, or any agent, to execute or deliver any instrument or make any payment in its behalf.

(d) The Benefits Policy Board shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

(e) A majority of the members of the Benefits Policy Board shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Benefits Policy Board shall be by the vote of a majority of the members of the Benefits Policy Board present at any meeting or without a meeting by an instrument in writing signed by a majority of the members of the Benefits Policy Board.

Section  13.4          EBAIC

(a) Certain responsibilities to control and manage Plan assets, to add or delete investment funds, and to appoint and remove the Trustee and any investment managers retained in connection with the investment of Plan assets, shall be placed in the Employee Benefit Asset Investment Committee ("EBAIC"), to be comprised of persons appointed in the manner determined by the Board of Directors.

(b) Any person appointed a member of the EBAIC shall signify his acceptance by filing a written acceptance with the Secretary of the EBAIC. Any member of the EBAIC may resign by delivering his written resignation to the Secretary of the EBAIC and such resignation shall become effective upon the date specified therein.

(c) The EBAIC shall elect from its members a Chairman, and shall also elect a Secretary who may be, but need not be, one of the members of the EBAIC. The EBAIC may appoint from its members such committees with such powers as it shall determine, and may authorize one or more of its members, or any agent, to execute or deliver any instrument or make any payment in its behalf.

(d) The EBAIC shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

(e) A majority of the members of the EBAIC shall constitute a quorum for the transaction of business. All resolutions or other action taken by the EBAIC shall be by the vote of a majority of the members of the EBAIC present at any meeting or without a meeting by an instrument in writing signed by a majority of the members of the EBAIC.

Section  13.5          Authority  and  Duties  of  Various  Fiduciaries

(a) Except for matters required by the terms of the Plan, or of the Trust to be decided by the Trustee or Trustee, the Plan Administrator shall have the exclusive right to interpret the Plan and to decide any and all matters arising under the Plan or in connection with its administration, including determination of eligibility for, and the amount of distributions and withdrawals. The
Company shall have no power to direct or modify any interpreta-tions, determinations, or decisions of the Plan Administrator. The Plan Administrator may recommend amendments to the Board of Directors. The Plan Administrator may from time to time adopt rules for the administration of the Plan and the conduct of its business, which rules shall be consistent with the provisions of the Plan.

(b) The Plan Administrator, the EBAIC, the Trustee, the Benefits Policy Board, and any other named fiduciary may each employ counsel, agents, and such clerical and accounting services as it may require in carrying out its responsibilities under the Plan. All fiduciaries shall be entitled to rely upon tables, valuations, certificates, opinions, and reports furnished by any actuary, accountant, or legal counsel appointed under the provisions of the Plan.

(c) The Plan Administrator shall keep in convenient form such personnel data as may be necessary for the Plan. The Plan Administrator shall prepare, distribute, and file such reports and notices as may be required by applicable law or regulations.

(d) The Plan Administrator shall control and manage the Plan assets to the extent it has not delegated its power to do so to the EBAIC. Such delegation of power may include the right to appoint and remove investment managers and Trustees. Such delegation may be accomplished by a separate instrument or by appropriate provisions in the Trust.

(e) The Plan Administrator and the EBAIC and the Trustee shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in his conduct of a similar Situation. The Plan Administrator, the EBAIC, or the Trustee shall not be liable for the breach of fiduciary responsibility of another fiduciary unless
(1) he participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach; or
(2) by his failure to discharge his duties solely in the interest of Members and Beneficiaries for the exclusive purpose of providing their benefits and defraying reasonable expenses of administering the Plan not met by the Company, he has enabled such other fiduciary to commit a breach; or (3) he has knowledge of a breach by such other fiduciary and does not make reasonable efforts to remedy the breach; or (4) if the Plan Administrator, the EBAIC, or the Trustee improperly allocates among themselves or delegates to others, or fails to properly review such allocation or delegation of fiduciary responsibilities.

(f) The Company will indemnify and save harmless the Plan Administrator, the EBAIC, the Trustee, and any person to whom fiduciary responsibilities are delegated under this Plan against any and all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with any civil, criminal, administrative, or investigative action, proceeding, or claim (including an action by or in the right of the Company) by reason of the fact that he is or was serving in such capacity, provided that such person's conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

(g) Each Trustee shall maintain accounts showing the fiscal transactions of the Trust established hereunder. The EBAIC shall keep in convenient form such financial data as may be necessary for the Plan, and shall annually cause to be prepared a balance sheet and statement of financial transactions of the Plan and the Trust.

(h) Whenever, in the administration of the Plan, any discretionary action is required, the authorized party shall exercise his authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

Section  13.6          Named  Fiduciaries

(a) The Board of Directors, the Plan Administrator, and the EBAIC shall each constitute named fiduciaries as such term is defined in ERISA.

(b) Any committee of the Board of Directors or other fiduciary appointed as a named fiduciary by the Board of Directors by resolution or appointed by an appropriate instrument executed by an officer of the Company thereunto authorized by resolution of the Board of Directors, shall also constitute a named fiduciary in respect of the duty delegated to him or it in such resolution or instrument.

Section  13.7          Delegation
Any named fiduciary designated herein or appointed as provided herein, unless precluded from doing so by the terms of such appointment, may by appropriate instrument designate any person (including any firm or corporation) to carry out part or all of such fiduciary's responsibilities and upon such designation the named fiduciary shall have no liability, except as imposed by applicable law, for any act or omission of such person. The foregoing does not preclude any other fiduciary to the extent allowed by ERISA and the terms of his appointment from delegating part or all of such fiduciary's responsibilities with respect to the Plan.

Section  13.8          Multiple  Capacities
Any fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

Section  13.9          Standard  of  Review
The Plan Administrator shall perform its duties as the Plan Administrator in its sole discretion as it shall determine as appropriate, in light of the reason and purpose for which the Plan is established and maintained. In particular, the interpretation of all Plan provisions and the determination of whether a Participant or beneficiary is entitled to any benefit pursuant to the terms of the Plan, shall be made by the Plan Administrator in its sole discretion. Any construction of the terms of the Plan for which there is a rational basis that is adopted by the Plan Administrator in good faith shall be final and legally binding on all parties.

     Any interpretation of the Plan or other action of the Plan Administrator made in good faith shall be subject to review only if such an interpretation or other action is without a rational basis. Any review of a final decision or action of the Plan Administrator shall be based only on such evidence presented to or considered by the Plan Administrator at the time it made the decision that is the subject of the review. The Company and any Affiliated Company that adopts and maintains this Plan, and any Participant who performs services for the Company or an Affiliated Company who is or may be compensated for in part by benefits payable pursuant to this Plan, hereby consent to actions of the Plan Administrator made in good faith and agree to the narrow standard of review prescribed in this Section.




                              ARTICLE XIV - Funding

Section  14.1          Funding.
The Company and Affiliated Companies have elected to fund their liabilities for benefits credited under this Plan through contracts with one or more insurance companies and Trust Funds administered by one or more Trustees pursuant to separate trust agreements entered into with such Trustee or Trustees. The Board of Directors shall have full power and authority to determine from time to time the amount of contributions to be made on behalf of the Company and the Affiliated Companies.



       ARTICLE XV - Rights Of Affiliated Companies To Discontinue Or Amend

Section  15.1          Right  to  Terminate  the  Plan.
It is the expectation of the Company and Affiliated Companies that they will continue this Plan and the payment of their contributions hereunder indefinitely, but continuance of this Plan is not assumed as a contractual obligation of the Affiliated Companies; and the right is reserved by each of the Affiliated Companies with the approval of the Board of Directors of Ralston Purina Company to terminate this Plan with respect to its employees or to discontinue its contributions hereunder at any time by action of its board of directors, without the necessity of obtaining the approval of its stockholders.

Section  15.2          Plan  Amendment  Procedure.
Except as herein limited, the Board of Directors shall have the right to amend this Plan at any time to any extent that it deems advisable. Such amendment shall be stated in an instrument in writing, executed by Ralston Purina Company. A copy of any amendment shall be furnished to any insurance company or Trustee. Any amendment shall be effective as specified in the Board resolution, provided, however:

(a) That no amendment shall increase the duties or liabilities of the Trustees or the EBAIC without their respective written consent;

(b) That no amendment shall have the effect of vesting in any or all of the Affiliated Companies any interest in or control over any part of the Trust Fund;

(c) That except as provided in ERISA, Title I, Section 302(c)(8), no amendment shall have any retroactive effect so as to deprive any Participant of any benefit already accrued or his nonforfeitable percentage; provided, however, that any amendment may be made retroactively which is necessary to bring this Plan into conformity with governmental regulations or in order to qualify, or continue the qualifications of, this Plan and the Trust Fund for tax exemptions or the contributions of the Affiliated Companies to the Trust Fund for deduction for tax purposes, or which does not decrease the benefits or nonforfeitable percentage of the Participants.

(d) That no amendment changing any vesting schedule shall apply to any Participant having three (3) years of vesting service or more unless the Participant is permitted to elect, within a reasonable period after adoption of such amendment, to have his nonforfeitable and vested percentage computed under the Plan without regard to such amendment.

(e) That no amendment shall cause any reduction in the accrued benefit of any Participant [except to the extent permitted under Code Section 412 (c)(1)]. For purposes of this subsection, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, (2) eliminating an optional form of benefit, with respect to benefit attributable to service before the amendment, or (3) restricting, directly or indirectly, the benefit provided to the Participant before the amendment shall be treated as reducing accrued benefits, except that an amendment described in clause (2) [other than an amendment having the effect described in clause (1)] shall not be treated as reducing accrued benefits to the extent provided in Regulations. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies the preamendment conditions for the subsidy.

(f) That no amendment shall have the effect of increasing current liability [as defined in Code Section 401(a)(29)(E)] under the Plan for a Plan Year in which the funded current liability for the Plan is less than sixty percent (60%) (including the amount of the unfunded current liability attributable to the amendment) unless the Affiliated Companies provide security to the Plan which satisfies the requirements of Code Section 401(a)(29)(B) and (C).

                        ARTICLE XVI - Termination Of Plan

Section  16.1          Plan  Termination.
Subject to the provisions of Section 15.2, this Plan shall terminate on the happening of any of the following events:

(a) The date on which Ralston Purina Company, is legally adjudicated as bankrupt, or effects a general assignment to or for the benefit of its creditors.

(b) The date specified for discontinuance of the Plan by any of the Affiliated Companies with respect to its Employees in the notice executed by such Affiliated Company and delivered to the Trustees, as prescribed in Section 15.2.

(c) As to any Affiliated Company or Foreign Subsidiary, the date as of which the stock ownership by another Affiliated Company or Foreign Subsidiary ceases to be at least the amounts set forth in Sections 1.2 and 1.12, respectively. In such cases the funds allocable to the former subsidiary shall be determined by the actuary and then be distributed to the Participants of the former subsidiary in accordance with Section 15.2, or in such other manner as may be acceptable to the Plan Administrator, the former subsidiary, and appropriate governmental agencies.

Section  16.2          Termination  Restrictions.

(a) Any termination (other than a partial termination or an involuntary termination pursuant to ERISA Section 4042) must satisfy the requirements and follow the procedures outlined herein and in ERISA Section 4041 for a Standard Termination or a Distress Termination. Upon any termination (full or partial), all amounts shall be allocated in accordance with the provisions hereof and the Accrued Benefit of each affected Participant shall become fully Vested and shall not thereafter be subject to forfeiture.

(b)          Standard  Termination  Procedure:

(i) The Plan Administrator shall first notify all "affected parties" [as defined in ERISA Section 4001(a)(21)] of the Employer's intention to terminate the Plan and the proposed date of termination. Such termination notice must be provided at least sixty (60) days prior to the proposed termination date.
However, in the case of a standard termination, it shall not be necessary to provide such notice to the Pension Benefit Guaranty Corporation (PBGC). As soon as practicable after the termination notice is given, the Plan Administrator shall provide a follow-up notice to the PBGC setting forth the following:

(A) a certification of an enrolled actuary of the projected amount of the assets of the Plan as of the proposed date of final distribution of assets, the actuarial present value of the "benefit liabilities" [as defined in ERISA
Section 4001(a)(16)] under the Plan as of the proposed termination date, and confirmation that the Plan is projected to be sufficient for such "benefit liabilities" as of the proposed date of final distribution;

(B) a certification by the Plan Administrator that the information provided to the PBGC and upon which the enrolled actuary based his certification is accurate and complete; and

(C)          such  other  information  as  the PBGC may prescribe by regulation.

(ii) No later than the date on which the follow-up notice is sent to the PBGC, the Plan Administrator shall provide all Participants and Beneficiaries under the Plan with an explanatory statement specifying each such person's "benefit liabilities", the benefit form on the basis of which such amount is determined, and any addition information used in determining "benefit liabilities" that may be required pursuant to regulations promulgated by the PBGC.

(3) A standard termination may only take place if, at the time the final distribution of assets occurs, the Plan is sufficient to meet all "benefit liabilities" determined as of the termination date.

(c)          Distress  Termination  Procedure:

(i) The Plan Administrator shall first notify all "affected parties" of the Employer's intention to terminate the Plan and the proposed date of termination. Such termination notice must be provided at least sixty (60) days prior to the proposed termination date. As soon as practicable after the termination notice is given, the Plan Administrator shall also provide a follow-up notice to the PBGC setting forth the following:

(A) a certification of an enrolled actuary of the amount, as of the proposed termination date, of the current value of the assets of the Plan, the actuarial present value (as of such date) of the "benefit liabilities" under the Plan, whether the Plan is sufficient for "benefit liabilities" as of such date, the actuarial present value (as of such date) of benefits under the Plan guaranteed under ERISA Section 4022, and whether the Plan is sufficient for guaranteed benefits as of such date;

(B) in any case in which the Plan is not sufficient for "benefit liabilities" as of such date, the name and address of each Participant and Beneficiary under the Plan as of such date;

(C) a certification by the Plan Administrator that the information provided to the PBGC and upon which the enrolled actuary based his certification is accurate and complete; and

(D)          such  other  information  as  the PBGC may prescribe by regulation;

(ii)          A  distress  termination  may  only  take  place  if:

(A) the Company or the Affiliated Company demonstrates to the PBGC that such termination is necessary to enable the Affiliated Company to pay its debts while staying in business, or to avoid unreasonably burdensome pension costs caused by a decline in the Company or the Affiliated Company's work force;

(B) the Company or the Affiliated Company is the subject of a petition seeking liquidation in a bankruptcy or insolvency proceeding which has not been dismissed as of the proposed termination date; or

(C) the Company or the Affiliated Company is the subject of a petition seeking reorganization in a bankruptcy or insolvency proceeding which has not been dismissed as of the proposed termination date, and the bankruptcy court (or such other appropriate court) approves the termination and determines that the Company or the Affiliated Company will be unable to continue in business outside a Chapter 11 reorganization process and that such termination is necessary to enable the Company or the Affiliated Company to pay its debts pursuant to a plan of reorganization.

(d) Priority and Payment of Benefits. In the case of a distress termination, upon approval by the PBGC that the Plan is sufficient for "benefit liabilities" or for "guaranteed benefits", or in the case of a standard termination, a letter of non-compliance has not been issued within the sixty
(60) day period (as extended) following the receipt by the PBGC of the follow-up notice, the Plan Administrator shall allocate the assets of the Plan among Participants and Beneficiaries pursuant to ERISA Section 4044(a). As soon as practicable thereafter, the assets of the trust fund shall be distributed to the Participants and Beneficiaries, in cash, or in other assets, including immediate or deferred annuity contracts, as the Plan Administrator in its sole discretion shall determine.

(e) The termination of the Plan shall comply with such other requirements and rules as may be promulgated by the PBGC under authority of Title IV of ERISA, including any rules relating to time periods or deadlines for providing notice for making a necessary filing.

Section  16.3          Rights  of  Affiliated  Companies  to  Remaining Amounts.
Notwithstanding any provisions of this Plan to the contrary, upon termination of this Plan, but only after all liabilities under the Plan shall have been satisfied, the Company or the Affiliated Companies shall be entitled to any balance of the net assets of the Trust Fund and the insurance company contracts which shall remain.

                       ARTICLE XVII - Top-Heavy Provisions

Section  17.1          Top-Heavy  Determination.
For purposes of this Article, the Plan will be determined to be Top-Heavy for a Plan Year beginning on and after January 1, 1984, if, as of the Determination Date for that Plan Year, the present value of the cumulative accrued benefits of Key Employees under this Plan exceeds sixty percent (60%) of the present value of the cumulative accrued benefits of all Participants under the Plan, as determined pursuant to section 416(g) of the Code.

     All Plans which are included in the Aggregation Group shall, for the purposes of this Article, be aggregated and treated as one Plan (the "Plan"). The Aggregation Group shall include this Plan and all other Plans (including a frozen plan) maintained by the Company or an Affiliated Company which cover a Key Employee or his Beneficiary, and any other plan which enables a plan covering a Key Employee or his Beneficiary to meet the qualification requirements of Code Section 401(a)(4) or 410. A terminated plan shall be included in the Aggregation Group if it was maintained by the Company or an Affiliated Company within the five (5) years ending on the Determination Date for the Plan Year in question and would, but for the fact it was terminated, meet the conditions of the preceding sentence.

     The Determination Date, with respect to any Plan Year, shall be the last day of the immediately preceding Plan Year.

Section  17.2          Valuation  as  of  Determination  Date.
The present value of the accrued benefit of the respective Participants as of a Determination Date shall be determined as if the Participant terminated employment on the Valuation Date used for computing plan costs for minimum funding purposes for the Plan Year ending on such Determination Date, using the Actuarial Equivalent. Distributions made within the Plan Year that include such Determination Date and within the four (4) Plan Years immediately preceding such Plan Year shall be added to the present value of accrued benefits. The accrued benefit of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded. The accrued benefit of a Participant who has not received any compensation from a member of the Controlled Group during the five (5) Plan Years immediately preceding such Plan Year shall be disregarded. The accrued benefit derived from an unrelated rollover received by the Plan after December 31, 1983, shall also be disregarded.

Section  17.3          Key  Employee
"Key Employee" means an Employee, former Employee or Employee's Beneficiary who at any time during the Plan Year or any of the four (4) preceding Plan Years is:

(a) An officer of a member of the Controlled Group having an annual compensation greater than one-hundred fifty percent (150%) of the amount in effect under section 415(c)(1)(A) of the Code for any such Plan Year (1.5 X $30,000 for 1987);

(b) One of the ten (10) Employees having annual compensation from a member of the Controlled Group of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in such an entity;

(c)          A  five-percent  (5%) owner of a member of the Controlled Group; or

(d) A one-percent (1%) owner of a member of the Controlled Group having an annual compensation of more than one hundred fifty thousand dollars ($150,000), as defined in accordance with Section 416(i)(1) of the Code.

Section  17.4          Vesting  Requirements.
If the Plan is determined to be Top-Heavy for a Plan Year, the vested percentage of the accrued benefit of a Participant derived from employer contributions as of such Plan Year shall be redetermined in accordance with the following schedule:

          After  Two  (2)  Years  of  Service              20%
          After  Three  (3)  Years  of  Service              40%
          After  Four  (4)  Years  of  Service              60%
          After  Five  (5)  Years  of  Service              80%
          After  Six  (6)  Years  of  Service          100%

     If the Plan is determined to be Top-Heavy for a Plan Year and subsequently ceases to be Top-Heavy, the vesting provision in Article IV shall be applicable in such subsequent year; provided that any portion of the accrued benefit that was nonforfeitable before the Plan ceased to be Top-Heavy must remain so vested, and that any Participant with five (5) or more Years of Credited Service shall remain one hundred percent (100%) vested in his accrued benefit.

Section  17.5          Minimum  Benefits
If the Plan is determined to be Top-Heavy for a Plan Year, the accrued benefit derived from employer contributions of each Participant, calculated as of any date from time to time, shall never be less than a monthly retirement income in the form of a Single Life Annuity, or a benefit in another form as permitted in
Article VII that is actuarially equivalent to a Single Life Annuity, commencing at the Normal Retirement Age of the Participant, the monthly amount of which is equal to the Five-Year Average Compensation of the Participant multiplied by the lesser of:

(a)          Twenty  percent  (20%);  and

(b)          Two  percent (2%) for each Includable Year of Participation, where:

(i) Five-Year Average Compensation means the Participant's average monthly compensation for the five (5) consecutive Plan Years when the Participant had the highest aggregate compensation (as defined in section 415 of the Code) from a member of the Controlled Group; and

(ii) Includable Year of Participation means each year of Credited Service for benefit accrual, excluding years of Credited Service completed in a Plan Year beginning before January 1, 1984, and excluding Years of Credited Service completed during a Plan Year when the Plan was not Top-Heavy.

Section 17.6 Adjustment to Combination Defined Benefit Plan and Defined Contribution Plan Limitations
If the Plan is determined to be Top-Heavy for a Plan Year, Section 5.8 of the Plan shall be applied by substituting "1.0" for "1.25" unless:

(a) Section 17.5 shall be applied by substituting "thirty percent (30%)" for "twenty percent (20%)" and by substituting "three percent (3%)" for "two percent (2%)"; and

(b) The present value of the accrued benefits of Key Employees does not exceed ninety percent (90%) of the aggregate present value of the accrued benefits of all Participants under the Plan.

              ARTICLE XVIII - Provisions To Prevent Discrimination

Section 18.1 Restrictions of Benefits Upon Plan Termination Notwithstanding any provision in this Plan to the contrary, in the event of plan termination, the benefit of any Highly Compensated Employee ("HCE") as defined in Section 414(q) of the Code (and any former HCE) is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

Section  18.2          Restrictions  on  Distributions.

(a) General Rule. In any Plan Year, the payment of benefits to or on behalf of a restricted employee, as defined below, shall not exceed an amount equal to the payments that would be made to or on behalf of the restricted employee in that year under:

(i) A straight life annuity that is the actuarial equivalent of the accrued benefit and other benefits to which the restricted employee is entitled under the plan (other than a social security supplement); and

(ii) A social security supplement, if any, that the restricted employee is entitled to receive.

(b) Restricted Employee Defined. For purposes of this Section, the term "restricted employee" generally means any HCE or former HCE. However, an HCE or former HCE need not be treated as a restricted employee in the current Plan Year if the HCE or former HCE is not one of the twenty-five (25) (or a larger number chosen by the Employer) nonexcludable Employees and former Employees of the Employer with the largest amount of compensation in the current or any prior year.

(c) Benefit Defined. For purposes of this Section, the term "benefit" includes, among other benefits, loans in excess of the amounts set forth in
Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee or former Employee, and any death benefits not provided for by insurance on the Employee's or former Employee's life.

(d) Nonapplicability in Certain Cases. The restrictions in this Section do not apply, however, if any one of the following requirements is satisfied:

(i) After taking into account payment to or on behalf of the restricted employee of all benefits payable to or on half of that restricted employee under the Plan, the value of Plan assets equals or exceeds one hundred ten percent (110%) of the value of current liabilities, as defined in Section 412(1)(7) of the Code.

(ii) The value of the benefits payable to or on behalf of the restricted employee is less than one percent (1%) of the value of current liabilities before distribution.

(iii) The value of the benefits payable to or on behalf of the restricted employee must not exceed the amount described in Section 411(a)(11)(A) of the Code (restrictions on certain mandatory distributions).

(e) Determination of Current Liabilities. For purposes of this Section, any reasonable and consistent method may be used for determining the value of current liabilities and the value of current liabilities and the value of plan assets.

Section  18.3          Purposes  for  Restriction
The restrictions imposed by the provisions of this Article XVIII are included solely to meet the requirements of the amended Regulation Section 1.401(a)(4)-5(b). In the event that it should be determined by statute, court decision, ruling by the Commissioner of Internal Revenue or otherwise, that the provisions of this Article XVII are no longer necessary to qualify this Plan under the Code, this Article XVIII shall become inoperative without the necessity of further amendment.

                        ARTICLE XIX - Special Provisions

Section  19.1          No  Right  to  Continued  Employment
Nothing in this Plan shall be construed as an employment contract between the Company or an Affiliated Company and any Employee. Participation in this Plan shall not give any Employee the right to be retained in the employ of the Company or any Affiliated Company, or Foreign Affiliate, or to have any right or interest in this Plan, the insurance company contracts, or the Trust Fund other than as herein provided.

Section  19.2          Payments  and  Liabilities Not Attributable to Affiliated
Companies
Any payment to any Participant, or his legal representatives, made in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims hereunder against any insurance company, any Trustee, and the Affiliated Companies. To the extent permitted by ERISA, no Participant shall have any claim arising hereunder against the Company or any of the Affiliated Companies, their officers, directors, creditors or shareholders. The Participants shall have only the right to look to any Trustee or insurance company for benefits payable from the Trust Fund or the insurance company contract.

Section  19.3          Interpretation  of  Agreement
Except to the extent preempted by ERISA, this Plan shall be construed, administered and governed in all respects under and by the laws of the State of Missouri.

Section  19.4          Required  Participant  Information
Participants must furnish to the Plan Administrator such documents, evidence or information as it considers necessary or desirable for the purpose of administering this Plan, or to protect the Company, any Trustee, or any insurance company; and it shall be a condition of this Plan that each such person must furnish such information promptly and sign such documents before any benefits become payable under this Plan.

Section  19.5          Participants'  Mailing  Addresses
Each Participant entitled to benefits under the Plan must file with the Plan Administrator in writing his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest post office address as filed with the Plan Administrator will be binding upon such person for all purposes of this Plan and no Trustee, insurance company, or the Company or Affiliated Company shall be obliged to search for, or ascertain the whereabouts of any such person.

Section  19.6          Change  of  Status
Except  as  may  be  provided  in  Appendix  B, an Employee of the Company or an
Affiliated Company who is a Participant in another defined benefit plan sponsored by the Company or an Affiliated Company and who later becomes eligible for coverage under this Plan, or vice versa, shall receive credit under this Plan, or vice versa, for all vesting Credited Services accrued under the other
plan,  or  vice  versa.    His  benefit  shall  be  calculated  as  follows:

(a) For the time the Employee was covered under the other plan, his benefit will be calculated and accrued pursuant to the benefit formula contained in that plan.

(b) For the time the Employee was covered under this Plan, his benefit will be calculated pursuant to Section 5.1 using all Credited Service under both plans multiplied by a fraction, the numerator of which is Credited Service the Employee earned under the Plan and the denominator of which is the total
Credited Service under all plans. The Participant's final Average Annual Earnings will be his actual Average Annual Earnings regardless of which payroll he is paid under at the time of his retirement or termination.

(c)         Each plan shall pay the benefit earned in accordance with its terms.

Section 19.7 Transfers From Controlled Corporations Which Are Not Affiliated Companies
If a Participant is transferred to an Affiliated Company from a domestic or foreign corporation in which Ralston Purina Company owns directly or indirectly voting stock and which is not an Affiliated Company of this Plan, service with that corporation during such time as it is a controlled corporation shall be treated as Credited Service under this Plan in order to determine if the Participant meets the vesting requirements of Article IV. The provisions of this Section 19.7 shall in no event be administered to provide any Participant with retirement benefits relating to the same period of employment under more than one retirement plan. The provisions of this Section shall apply only with respect to Credited Service earned up to the adoption date of this restatement. No Credited Service shall be earned under this Section after such adoption date.

Section  19.8          Transferred  Employees  and  Payment  Source
In any case where a transfer of employment occurs in accordance with the foregoing provisions of Sections 19.6 to 19.7, if the Plan Administrator determines that it is desirable that a transferred Employee receive all his retirement benefits from one source, the Plan Administrator may direct any Trustee to accept any amounts transferred by an Affiliated Company or any insurance company or trustee paying benefits under any other retirement plan of such Affiliated Company in order to provide under this Plan the full retirement benefit of an Employee who has earned any part of his retirement benefit under any other retirement plan of an Affiliated Company.

Section 19.9 Plan Maintained for Exclusive Benefit of Participants The Plan shall be maintained for the exclusive benefit of its Participants, and it is intended that it shall qualify as a pension plan under the provisions of
Section 401 of the Internal Revenue Code. Except as provided in Section 15.3 (relating to remaining amounts after the satisfaction of all Plan liabilities in the event of a termination) and except as provided in Section 19.10, Plan assets shall never inure to the benefit of the Company or any Affiliated Company.

Section  19.10          Return  of  Employer  Contributions
Notwithstanding the provisions of Section 19.9, a contribution may be returned to the Company or the Affiliated Company making it to the extent permitted by ERISA, Title I, Section 403(c)(2), to wit:

(a) if the contribution is made by a mistake of fact and is returned within one year;

(b) if the contribution is conditioned upon qualification of the Plan under Internal Revenue Code Section 401 and the contribution is returned within one year after the denial of the qualification of the Plan; or

(c) if the contribution is conditioned upon the deductibility of the contribution under Internal Revenue Code Section 404 and the contribution is returned within one year after the deduction is disallowed.

Section  19.11          Employer  Withholding
If the Company or an Affiliated Company is required to and does withhold federal, state, local or foreign taxes owing by a Participant on a retirement benefit payment, the Plan Administrator shall withhold and remit such taxes to the Company or the Affiliated Company as its agent.

Section  19.12          Spinoff  or  Merger  of  Assets  or  Liabilities
At the direction of the Board of Directors or its designee, any amount of the assets of this Plan held by any Trustee and/or any amount of the liabilities of this Plan may be transferred to any other plan qualified under Section 401(a) of the Code. In a similar manner, the Board of Directors or its Designee may direct that any assets and/or any liabilities of any other plan qualified under
Section  401(a)  of  the  Code  may  be  merged  into  this  Plan.

Section  19.13          Merger,  Consolidation  or  Transfer  of  Assets
Plan or any trust funding a part thereof shall not be merged or consolidated with nor shall any of its assets or liabilities be transferred to any other plan, unless the benefits payable to each Participant if the Plan was to terminate immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled had this Plan been terminated immediately before such action. In the event that another plan is merged into this Plan, and the Plan is subsequently terminated or spun off within five (5) years of the date of such merger, Plan assets shall first be allocated for the benefits of Participants to the extent of the present value of such Participants' benefits as of the date of the merger.

Section  19.14          Agreement  Binding  Upon  All  Successors
This Plan shall be binding upon the Company, all the Affiliated Companies, their successors and assigns; upon the Participants, their heirs, beneficiaries and legal representatives; and upon the Plan Administrator, and Trustee, any insurance company, Investment Manager, and other named fiduciaries, their successors and assigns.

Section  19.15          Titles
The titles are for reference only. In the event of a conflict between a title and the content of a section, the content of the section shall apply.

Section  19.16          Construction
Whenever appropriate, words used in this Plan in the singular may include the plural, or the plural may be read in the singular, or the masculine may be read as the feminine or neuter, or interchangeably.

Section  19.17          Severability
If any provision of the Plan is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect to the greatest extent possible and without being impaired or invalidated in any way.

Section  19.18          Counterparts
This Plan may be executed in one or more counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section  19.19          Non-Alienation  of  Retirement  Benefits
The retirement benefits payable and/or the underlying interest of a Participant and his Beneficiaries under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. The Company or Affiliated Companies, the Plan Administrator, the Trustee and any insurance company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder.

     Nothing in this Section 19.19 shall be construed so as to prohibit the Plan Administrator from complying with the provisions of a domestic relations order issued by a court of competent jurisdiction which the Committee finds to be a Qualified Domestic Relations Order pursuant to Section 414(p) of the Code.

Section 19.20 Special Vesting of Participants who were Employees of Foodservices, Inc.
Participants in this Plan who were employees of Foodservices, Inc. shall have a fully vested interest in their accrued benefit earned through the closing date of the Foodservices, Inc. Purchase Agreement.

Section 19.21 Special Provision for Female Employees with an Age Sixty (60) Normal Retirement Date
If a female was a Participant prior to January 1, 1967 in a Predecessor Plan, the amount of retirement benefit accrued prior to January 1, 1968 shall not be reduced for Early Retirement for any months after such female Participant's attainment of age sixty (60).

     IN WITNESS WHEREOF, the Ralston Purina Company has caused these presents to be executed by a duly authorized officer of Ralston Purina Company as of January 1, 1999.



                    RALSTON  PURINA  COMPANY

ATTEST:


______________________________          ____________________________________
                    C.  S.  Sommer
                    Vice  President  and  Director,  Administration

                                   APPENDIX A

                         TABLE OF ACTUARIAL ASSUMPTIONS


For  Annuity  Starting  Dates  on  or  after  January  1,  1999:

1.     Sections 1.1A, 2.3B, 5.1, 5.5, 6.2A, 6.4A, 7.1, 7.3F, 7.4, and 17.(unless otherwise  provided  for  therein:

Applicable  Interest  Rate  and  Applicable  Mortality  Table

2.          Section  5.6  (Section  415  Limits):    as  provided  for  therein

3.          Sections  7.2  and  7.3A--  See  attached  tables.

4. Plan Sections where actuarial equivalence not specified within such Section or subsection or not specified above: GAM 83 mortality table, and 7% interest rate.

                                   APPENDIX B

                           PRODUCTION PLAN PROVISIONS

Effective September 30, 1996, the Purina Retirement Plan for Production Employees was merged into this Plan (the "Production Plan"). The terms of the Plan applicable to the Participants covered by the Production Plan shall be governed by this Appendix B on and after October 1, 1996, and not other provisions of this Plan; provided however, that effective January 1, 1999, the Cash Balance Benefit shall be available to Production Employees. Specifically, no Participant in this Appendix B shall be eligible for the Pension Equity
Benefit or other terms not set forth in this Appendix B, except for those provisions relating exclusively to the Cash Balance Benefit.

Furthermore, notwithstanding anything herein to the contrary, effective June 2, 1997, Fiber Sales production employees shall accrue benefits under the Production Plan provisions and not under other Plan provisions.

                                   APPENDIX C

         METHODOLOGY TO BE FOLLOWED IN DETERMINING BENEFIT PAYABLE UNDER
           PENSION EQUITY PROVISIONS, CONSIDERING UNION CARBIDE OFFSET


1. Calculate value of Pension Equity Benefit, taking into account all Credited Service and Average Annual Earnings as permitted under a FAP Benefit calculated with reference to Article XII.
2. Convert such Pension Equity Benefit into an immediate annuity using Actuarial Equivalent factors generally applicable under the Plan for such conversions.
3. Determine the FAP Benefit accrued to January 1, 1999 payable at the Annuity Starting Date. If the Participant is eligible for Early Retirement, reduce the FAP Benefit accrued to January 1, 1999 for early commencement using the Plan's early retirement reduction factors. If the Participant is younger than age 55 apply the factors from the following table interpolated for fractional ages:

                AGE     E.R. FACTOR          AGE     E.R. FACTOR
                ---     -----------          ---     -----------

55          50.0%                    40          15.3%
54          46.0%                    39          14.2%
53          42.3%                    38          13.2%
52          38.9%                    37          12.3%
51          35.9%                    36          11.4%
50          33.1%                    35          10.6%
49          30.6%                    34          9.9%
48          28.2%                    33          9.2%
47          26.1%                    32          8.6%
46          24.2%                    31          8.0%
45          22.4%                    30          7.4%
44          20.7%                    29          6.9%
43          19.2%                    28          6.4%
42          17.8%                    27          6.0%
41          16.5%                    26          5.6%
               25          5.2%
               24          4.9%
               23          4.5%
               22          4.2%
               21          3.9%

                                   APPENDIX C

         METHODOLOGY TO BE FOLLOWED IN DETERMINING BENEFIT PAYABLE UNDER PENSION EQUITY PROVISIONS CONSIDERING UNION CARBIDE OFFSET (CONT.)


4. The "gross annuity" (i.e., prior to reflecting the offset provided by Article XII) would be the greater of (2) and (3).
5.       Determine Carbide Plan Benefit payable as of the Annuity Starting Date.
- If participant is Early Retirement eligible under Article XII of the Plan, apply UCC early retirement reduction factors under Section 12.2 to the Carbide Plan Benefit.
- If Participant is younger than age 50, apply the appropriate factor from the following table - interpolate for fractional ages:


                AGE     E.R. FACTOR          AGE     E.R. FACTOR
                ---     -----------          ---     -----------

50          20.0%                    37          7.4%
49          18.5%                    36          6.9%
48          17.1%                    35          6.4%
47          15.8%                    34          6.0%
46          14.6%                    33          5.6%
45          13.5%                    32          5.2%
44          12.5%                    31          4.8%
43          11.6%                    30          4.5%
42          10.8%                    29          4.2%
41          10.0%                    28          3.9%
40          9.3%                    27          3.6%
39          8.6%                    26          3.4%
38          8.0%                    25          3.2%
               24          2.9%
               23          2.7%
               22          2.6%
               21          2.4%




6. Subtract (5) from (4) - this is the net annuity payable from the Plan as a single life annuity with 60 monthly payments guaranteed.
7. To determine the single sum payable, multiply the Actuarial Equivalent factor used in step (2) by the net annuity developed in step (6).

                                   APPENDIX E

                      VOLUNTARY ENHANCED RETIREMENT OPTION
                            EVEREADY BATTERY COMPANY
                            FIELD SALES ORGANIZATION

Any other provision of the Plan to the contrary notwithstanding, the following provisions of this Appendix E set forth the early retirement window program effective as of January 19, 1993 for Eligible Participants as defined in this Appendix E. To the extent of any inconsistency between the terms of the Plan and the terms of this Appendix E, the provisions of this Appendix E shall control.

1.        Purpose and Intent.  This program is intended to assist the Company in
          ------------------
effecting a reduction in force in a voluntary and amicable manner by providing financial assistance and exit incentives to a limited group of employees most likely to be contemplating a separation from service for reasons of early retirement. This program is intended to constitute a "voluntary early retirement incentive plan" within the meaning of the Age Discrimination in Employment Act.

2.      Definitions.  For purposes of this Appendix E, the following terms shall
        -----------
have  the  following          meanings:

     (a) "Election Period" means that period commencing on January 19, 1993 and ending on March 3, 1993.

     (b)          "Eligible  Participant"  means:

          (i)          an active Employee of the Company as of January 19, 1993;

          (ii) who is employed in the Eveready field sales and customer service organization, excluding Employees in the job categories of supervisory director and above as of January 19, 1993;

          (iii) whose employment is not terminated for cause or death prior to the Employee's Window Retirement Date; and

          (iv) who will have attained age fifty and completed at least ten years of Credited Service as of December 31, 1993.

     (c) "Applicable Retirement Date" means such EBC Early Retirement Date as may be elected by the Eligible Participant in accordance with procedures prescribed by the Company.

3.      Option.  In the case of an Eligible Participant who so elects during the
        ------
period prescribed by the Company, a retirement benefit shall be payable as determined in accordance with Section 12.4 of the Plan, with the following modifications: as of the Applicable Retirement Date, three years shall be added to the Eligible Participant's age and three years shall be added to his accumulated Future Service.

                                   APPENDIX F

                           ENHANCED RETIREMENT BENEFIT
                            EVEREADY BATTERY COMPANY
                                FREMONT FACILITY

Any other provision of the Plan to the contrary notwithstanding, the following provisions of this Appendix F set forth the enhanced retirement benefit program for Eligible Participants as defined in this Appendix F. To the extent of any inconsistency between the terms of the Plan and the terms of this Appendix F, the provisions of this Appendix F shall control.

1.        Purpose and Intent.  This program is intended to assist the Company in
          ------------------
effecting a reduction in force by providing financial assistance to a limited group of employees affected by the closing of the Fremont, Ohio facility of the Eveready Battery Company.

2.      Definitions.  For purposes of this Appendix F, an "Eligible Participant"
        -----------
means:

          (a) an active Employee of the Company who is employed at the Fremont, Ohio facility;

          (b) who is employed continuously by the Company from June 3, 1997 through the closing of the Fremont, Ohio facility and immediately thereafter has a retirement date under Section 12 of the Plan; and

     (c) who will have attained age 48 and completed at least eight years of Credited Service or had attained age 55 and completed at least two years of Credited Service as of the date of the closing of the Fremont, Ohio facility.

3.        Benefit.  In the case of an Eligible Participant, a retirement benefit
          -------
shall be payable as determined in accordance with Section 12.4 of the Plan, with the following modifications: as of the Eligible Participant's retirement date, three years shall be added to the Eligible Participant's age and three years shall be added to his accumulated Future Service; provided, however, that in no event shall any Eligible Participant's service credit exceed 40 years.

                                   APPENDIX G

                      VOLUNTARY ENHANCED RETIREMENT OPTION
                            EVEREADY BATTERY COMPANY
                             WESTLAKE AND ST. LOUIS

Any other provision of the Plan to the contrary notwithstanding, the following provisions of this Appendix G set forth the early retirement window program effective as of July, 1997 for Eligible Participants as defined in this Appendix
G. To the extent of any inconsistency between the terms of the Plan and the terms of this Appendix G, the provisions of this Appendix G shall control.

1.        Purpose and Intent.  This program is intended to assist the Company in
          ------------------
effecting a reduction in force in a voluntary and amicable manner by providing financial assistance and exit incentives to a limited group of employees most likely to be contemplating a separation from service for reasons of early retirement. This program is intended to constitute a "voluntary early retirement incentive plan" within the meaning of the Age Discrimination in Employment Act.

2.      Definitions.  For purposes of this Appendix G, the following terms shall
        -----------
have  the  following          meanings:

     (a) "Election Period" means the 45-day period following the date the benefit offered under this Appendix is first offered to the Eligible Participant.

     (b)          "Eligible  Participant"  means  either:

          (i) an active Employee of the Company as of February 1, 1998, who is a Participant in the Plan, and who is either (A) employed as a regular Employee with a job grade less than or equal to grade 17 in the accounting, human resource, logistics and purchasing departments of the Eveready Westlake Facility who will have attained age 55 and completed at least 25 years of Credited Service as of February 1, 1998 or (B) ; or employed as a regular Employee with a job grade less than or equal to grade 17 in the engineering department of the Eveready Westlake Facility who will have attained age 55 and completed at least 35 years of Credited Service as of February 1, 1998; or

          (ii) financial, accounting and information systems employees who are selected by the Company, who are Participants in the Plan, who are employed on the St. Louis headquarters payroll and who will have attained age 50 and completed ten years of Credited Service on or before the Employee's retirement date.

     (c) "Applicable Retirement Date" means such EBC Early Retirement Date or other retirement date as may be elected by the Eligible Participant in accordance with procedures prescribed by the Company.

3.      Option.  In the case of an Eligible Participant who so elects during the
        ------
Election Period, a retirement benefit shall be payable as determined in accordance with Section 12.4 of the Plan, with the following modifications: as of the Applicable Retirement Date, three years shall be added to the Eligible Participant's age and three years shall be added to his accumulated Future Service; provided, however, that in no event shall any Eligible Participant's service credit exceed 40 years.

                                   APPENDIX H

                           ENHANCED RETIREMENT BENEFIT
                            EVEREADY BATTERY COMPANY
                           CUSTOMER SERVICE EMPLOYEES

Any other provision of the Plan to the contrary notwithstanding, the following provisions of this Appendix H set forth the enhanced retirement benefit program for Eligible Participants as defined in this Appendix H. To the extent of any inconsistency between the terms of the Plan and the terms of this Appendix H, the provisions of this Appendix H shall control.

1.        Purpose and Intent.  This program is intended to assist the Company in
          ------------------
effecting a reduction in force by providing financial assistance to a limited group of customer service employees of the Eveready Battery Company, in connection with the closing of selected offices of the Company.

2.      Definitions.  For purposes of this Appendix H, an "Eligible Participant"
        -----------
means:

     (a) an active regular Employee of the Company who is employed at the Eveready customer service offices in San Francisco, Saddlebrook and Duluth as of February 19, 1998;

     (b) who was a Participant in the Plan as of December 31, 1997 and who will have attained age 48 and completed at least eight years of Credited Service as of the individual's termination date; or became a Participant in the Plan as of December 31, 1997 and who will have attained age 55 and completed at least two years of Credited Service as of the individual's termination date.

3.        Benefit.  In the case of an Eligible Participant, a retirement benefit
          -------
shall be payable as determined in accordance with Section 12.4 of the Plan, with the following modifications: as of the Eligible Participant's retirement date, three years shall be added to the Eligible Participant's age and three years shall be added to his accumulated Future Service; provided, however, that in no event shall any Eligible Participant's service credit exceed 40 years, and provided that actual age shall be used to determine eligibility for benefit commencement under the Plan.

                                   APPENDIX I

                      VOLUNTARY ENHANCED RETIREMENT OPTION
                            EVEREADY BATTERY COMPANY

Any other provision of the Plan to the contrary notwithstanding, the following provisions of this Appendix I set forth the early retirement window program effective as of January 31, 1998 for Eligible Participants as defined in this Appendix I. To the extent of any inconsistency between the terms of the Plan and the terms of this Appendix I, the provisions of this Appendix G shall control.

1.        Purpose and Intent.  This program is intended to assist the Company in
          ------------------
effecting a reduction in force in a voluntary and amicable manner by providing financial assistance and exit incentives to a limited group of employees most likely to be contemplating a separation from service for reasons of early retirement. This program is intended to constitute a "voluntary early retirement incentive plan" within the meaning of the Age Discrimination in Employment Act.

2.      Definitions.  For purposes of this Appendix I, the following terms shall
        -----------
have  the  following          meanings:

     (a) "Election Period" means the 45-day period following the date the benefit offered under this Appendix is first offered to the Eligible Participant.

     (b) "Eligible Participant" means an active Employee of the Company who is on Eveready's payroll as of January 31, 1998 (other than the Chief Executive officer of Eveready) and who will have attained age 50 and completed 10 years of Credited Service as of July 1, 1998, except regular Employees who (i) elected the voluntary early retirement option offered in May, 1997, (ii) is on the payroll or are receiving pay under the terms of a signed separation agreement at the time the benefit described in this Appendix is offered, (iii) is an Employee in the Edgewater Facilities Service Group or Edgewater Battery Testing Group, or
(iv) is eligible for the Plan enhancement offered to the Eveready customer service employees in San Francisco, Saddlebrook and Duluth.

     (c) "Applicable Retirement Date" means such EBC Early Retirement Date as may be elected by the Eligible Participant in accordance with procedures prescribed by the Company no later than September 30, 1998, or in exceptional cases, thereafter based on the reasonable business needs of the Company.

3.      Option.  In the case of an Eligible Participant who so elects during the
        ------
period prescribed by the Company, a retirement benefit shall be payable as determined in accordance with Section 12.4 of the Plan, with the following modifications: as of the Applicable Retirement Date, three years shall be added to the Eligible Participant's age and three years shall be added to his accumulated Future Service; provided, however, that in no event shall any
Eligible  Participant's    service  credit  exceed  40  years.